UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐     Preliminary Proxy Statement
☐     Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))
☒     Definitive Proxy Statement
☐     Definitive Additional Materials
☐     Soliciting Material Pursuant to Rule §240.14a-12

NV5 GLOBAL, INC.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒    No fee required.
☐    Fee paid previously with preliminary materials.
☐    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NV5 Global, Inc.
200 South Park Road, Suite 350
Hollywood, Florida 33021
Telephone: (954) 495-2112

April 29, 2024

Dear Stockholder:

You are cordially invited to attend this year’s annual meeting of stockholders of NV5 Global, Inc., a Delaware corporation, on Tuesday, June 18, 2024 at 2:00 p.m., Eastern Time, which will be a hybrid meeting, conducted both in person and via live webcast. This means that you may attend the Annual Meeting either in person at the NV5 Global, Inc. office at 200 South Park Road, Suite 350, Hollywood, Florida 33021, or virtually via a live audio webcast by clicking meetnow.global/    MTRSNJT at the time and date noted above.

The hybrid meeting format allows all of our stockholders the opportunity to participate in the annual meeting no matter where they are located. If you plan to attend the annual meeting virtually on the Internet, please follow the instructions in the "Questions and Answers About the Proxy Materials and the 2024 Annual Meeting" section of this proxy statement.

We are pleased to take advantage of the U.S. Securities and Exchange Commission ("SEC") rule that allows companies to furnish proxy materials primarily over the Internet. We believe that it will expedite stockholders’ receipt of proxy materials, lower costs and reduce the environmental impact of distributing proxy materials for our annual meeting. As of April 29, 2024, we have commenced mailing to our stockholders (other than those who previously requested electronic or paper delivery) a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy materials, including our 2024 Proxy Statement and Annual Report to Stockholders for the fiscal year ended December 30, 2023 (the “2023 Annual Report”), over the Internet. The Notice also includes instructions on how you can receive a paper copy of the proxy materials by mail. If you receive your annual meeting materials by mail, the Notice, 2024 Proxy Statement, 2023 Annual Report and proxy card will be enclosed. If you receive your proxy materials via e-mail, the e-mail will contain voting instructions and links to the 2023 Annual Report and 2024 Proxy Statement on the Internet, both of which are available at http://www.edocumentview.com/NVEE.

The matters to be acted upon are described in the Notice and 2024 Proxy Statement. Following the formal business of the meeting, we will report on our operations and respond to questions from stockholders.

Whether or not you plan to participate in this year’s annual meeting, your vote is very important and we encourage you to vote promptly. After reading the 2024 Proxy Statement, please promptly mark, sign and date the enclosed proxy card and return it by following the instructions on the proxy card or voting instruction card or vote by telephone or by Internet. If you attend the annual meeting, you will have the right to revoke the proxy and vote your shares in person. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from your brokerage firm, bank or other nominee to vote your shares.

We look forward to your participation in the annual meeting.

Sincerely,

/s/ Dickerson Wright

Dickerson Wright
Executive Chairman

NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS

Time and Date:	2:00 p.m., Eastern Time, on Tuesday, June 18, 2024.

Place:
The in-person portion of the annual meeting will be held at 200 South Park Road, Suite 350, Hollywood, Florida 33021. You will also be able to attend the virtual portion of the annual meeting, vote, and submit questions during the meeting by visiting meetnow.global/MTRSNJT.

Items of Business:	(1) To elect seven Directors to hold office until the next annual meeting and until their respective successors are elected and qualified.

(2) To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 28, 2024.

(3) To conduct a non-binding advisory vote to approve the compensation paid to the Company's named executive officers (the "Say-on-Pay Proposal").

(4) To approve an amendment to our amended and restated Certificate of Incorporation to provide for exculpation of our officers to the extent provided by recent amendments to applicable Delaware law.

(5) To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

Adjournments and Postponements:
Any action on the items of business described above may be considered at the 2024 annual meeting of stockholders (the “2024 Annual Meeting”) at the time and on the date specified above or at any time and date to which the 2024 Annual Meeting may be properly adjourned or postponed.

Record Date:	You are entitled to vote at the 2024 Annual Meeting and any adjournments or postponements thereof if you were a stockholder at the close of business on Tuesday, April 23, 2024 (the “Record Date”).

Meeting Admission:
Information regarding attendance, including how to access the virtual portion of the annual meeting, is set forth in the "Questions and Answers About the Proxy Materials and the 2024 Annual Meeting" section of this proxy statement.

Voting:
Your vote is very important. Whether or not you plan to participate in the 2024 Annual Meeting, we encourage you to read the 2024 Proxy Statement and submit your proxy or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions on the enclosed proxy card.

List of Stockholders:
For ten days prior to the 2024 Annual Meeting, a complete list of stockholders entitled to vote at such meeting will be available for examination by any stockholder, for any purpose relating to the meeting, during ordinary business hours at our principal offices located at 200 South Park Road, Suite 350, Hollywood, Florida 33021.

Recommendation of the Board of Directors:	The Board of Directors of NV5 Global, Inc. recommends a vote “FOR” Proposals 1, 2, 3, and 4.

By order of the Board of Directors,

/s/ MaryJo O’Brien

MaryJo O’Brien
Corporate Secretary

April 29, 2024

IMPORTANT: Please mark, date and sign the enclosed proxy card and promptly return it in the accompanying postage-paid envelope or vote by telephone or by Internet to assure that your shares are represented at the meeting. If you attend the virtual meeting, you may choose to vote online even if you have previously sent in your proxy card.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON TUESDAY, JUNE 18, 2024: Our 2024 Proxy Statement is enclosed. Financial and other information concerning NV5 Global, Inc. is contained in our Annual Report to Stockholders for the fiscal year ended December 30, 2023 (“2023 Annual Report”). A complete set of proxy materials relating to our 2024 Annual Meeting, consisting of the Notice of 2024 Annual Meeting of Stockholders, 2024 Proxy Statement, proxy card and 2023 Annual Report, is available on the Internet and may be viewed at http://www.edocumentview.com/NVEE.

200 South Park Road, Suite 350
Hollywood, Florida 33021

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE 2024 ANNUAL MEETING

Proxy Materials

Why am I receiving these materials?

The Board of Directors (the “Board”) of NV5 Global, Inc. (the “Company” or “NV5”) has made these proxy materials available to you on the Internet, or, upon your request, has delivered printed versions of these materials to you by mail, in connection with the solicitation of proxies for use at the Company’s 2024 annual meeting of stockholders (the “2024 Annual Meeting”), which will take place on Tuesday, June 18, 2024 at 2:00 p.m., Eastern Time, as a hybrid meeting both in-person and conducted via live webcast.

As a stockholder, you are invited to participate in the 2024 Annual Meeting and are requested to vote on the proposals described in this 2024 Proxy Statement (the “2024 Proxy Statement”). This 2024 Proxy Statement includes information that we are required to provide to you under Securities and Exchange Commission (“SEC”) rules and is designed to assist you in voting your shares.

What is included in these materials?

The proxy materials include:
•our 2024 Proxy Statement for the 2024 Annual Meeting;
•our annual report to stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 30, 2023 (the “2023 Annual Report”); and
•the proxy card or a voting instruction card for the 2024 Annual Meeting.
Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the proxy materials?

In accordance with rules adopted by the SEC, we may furnish proxy materials, including this 2024 Proxy Statement and our 2023 Annual Report, to our stockholders by providing access to such documents over the Internet instead of mailing printed copies. Most stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”), which was mailed to most of our stockholders, will instruct you as to how you may access and review all of the proxy materials on the Internet. If you would like to receive a paper copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice of Internet Availability.

How can I access the proxy materials over the Internet?

The Notice of Internet Availability, proxy card or voting instructions card will contain instructions on how to:
•access and view our proxy materials for the 2024 Annual Meeting over the Internet; and
•how to vote your shares.

If you choose to receive our future proxy materials electronically, it will save us the cost of printing and mailing documents to you and will reduce the impact of printing and mailing these materials on the environment. If you choose to receive future proxy materials electronically, you will receive an e-mail next year with instructions containing a link to the website where those materials are available. Your election to receive proxy materials electronically will remain in effect until you terminate it.

How may I obtain a paper copy of the proxy materials?

Stockholders receiving a Notice of Internet Availability will find instructions in that notice about how to obtain a paper copy of the proxy materials. Stockholders receiving a Notice of Internet Availability by e-mail will find instructions in that e-mail about how to obtain a paper copy of the proxy materials. Stockholders who have previously submitted a standing request to receive paper copies of our proxy materials will receive a paper copy of the proxy materials by mail.

What shares are included on the proxy card?

If you are a stockholder of record, you will receive only one proxy card for all the shares you hold of record in certificate form and in book-entry form.

If you are a beneficial owner, you will receive voting instructions from your broker, bank or other holder of record.

What is “householding” and how does it affect me?

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of the Notice of 2024 Annual Meeting of Stockholders, 2024 Proxy Statement and 2023 Annual Report, unless we are notified that one or more of these stockholders wishes to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.

Stockholders who participate in householding will continue to receive separate proxy cards.

If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the Notice of 2024 Annual Meeting of Stockholders, 2024 Proxy Statement and 2023 Annual Report, or if you hold stock of the Company in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact the Corporate Secretary of the Company by sending a written request to NV5 Global, Inc., Corporate Secretary, 200 South Park Road, Suite 350, Hollywood, Florida 33021, or by calling (954) 495-2112.

If you participate in householding and wish to receive, free of charge, a separate copy of the Notice of 2024 Annual Meeting of Stockholders, 2024 Proxy Statement and 2023 Annual Report, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact the Corporate Secretary of the Company, as set forth above.

If you are a beneficial owner, you can request information about householding from your broker, bank or other holder of record.

Voting Information

What items of business will be voted on at the 2024 Annual Meeting?

The items of business scheduled to be voted on at the 2024 Annual Meeting are:

1.To elect seven Directors to hold office until the next annual meeting and until their respective successors are elected and qualified.

2.To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 28, 2024.

3.To conduct a non-binding advisory vote to approve the compensation paid to the Company's named executive officers (the "Say-on-Pay Proposal").

4.To approve an amendment to our amended and restated Certificate of Incorporation to provide for the exculpation of our officers to the extent provided by recent amendments to applicable Delaware law.

    We will also consider any other business that properly comes before the 2024 Annual Meeting.

How does the Board recommend that I vote?

The Board unanimously recommends that you vote your shares:
•“FOR” the election of each of the nominees for Director listed in Proposal No. 1.
•“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 28, 2024.
•"FOR" the non-binding advisory vote to approve the compensation of our named executive officers.
•"FOR" the approval of an amendment to our amended and restated Certificate of Incorporation to provide for exculpation of our officers to the extent provided by recent amendments to applicable Delaware law.
Who is entitled to vote at the 2024 Annual Meeting?

Only stockholders of record at the close of business on Tuesday, April 23, 2024 (the “Record Date”) will be entitled to vote at the 2024 Annual Meeting. As of the Record Date, 16,137,949 shares of the Company’s common stock were outstanding and entitled to vote. Each share of our common stock outstanding on the Record Date is entitled to one vote on each of the seven Director nominees and one vote on each other matter.

Is there a list of stockholders entitled to vote at the Annual Meeting?

The names of stockholders of record entitled to vote at the 2024 Annual Meeting will be available online at the virtual portion of the 2024 Annual Meeting. We will also make a list of these stockholders available for ten days prior to the 2024 Annual Meeting between the hours of 9:00 a.m. and 4:30 p.m., local time, at our principal executive offices at 200 South Park Road, Suite 350, Hollywood, Florida 33021. If you would like to examine the list for any purpose germane to the 2024 Annual Meeting prior to the meeting date, please contact our Corporate Secretary.

How can I vote if I own shares directly?

Most stockholders do not own shares registered directly in their name, but rather are “beneficial holders” of shares held in a stock brokerage account or by a bank or other nominee (that is, shares held “in street name”). Those stockholders should refer to “How can I vote if my shares are held in a stock brokerage account, or by a bank or other nominee?” below for instructions regarding how to vote their shares.

If, however, your shares are registered directly in your name with our transfer agent, Computershare, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you. You may vote in the following ways:
•By Mail: Votes may be cast by mail, as long as the proxy card or voting instruction card is delivered in accordance with its instructions prior to 4:00 p.m., Eastern Time, on Monday, June 17, 2024. Stockholders who have received a paper copy of a proxy card or voting instruction card by mail may submit proxies by completing, signing and dating their proxy card or voting instruction card and mailing it in the accompanying pre-addressed envelope.

•By Attending the Meeting: Please follow the instructions in the "How can I participate and vote in the 2024 Annual Meeting" section of this proxy statement.
•By Phone or Internet: Stockholders may vote by phone or Internet by following the instructions included in the proxy card they received.
Whichever method you select to transmit your instructions, the proxy holders will vote your shares in accordance with those instructions.

If you vote by mail without giving specific voting instructions, your shares will be voted:
•“FOR” Proposal No. 1 – Election of the seven Director nominees named herein to the Board of Directors.
•“FOR” Proposal No. 2 – Ratification of the appointment of our independent registered public accounting firm.
•“FOR” Proposal No. 3 – The non-binding advisory vote to approve the compensation of our named executive officers.
•"FOR" Proposal No. 4 – Approval of an amendment to our amended and restated Certificate of Incorporation to provide for exculpation of our officers to the extent provided by recent amendments to applicable Delaware law.
If no specific instructions are given, the shares will be voted in accordance with the recommendation of our Board and as the proxy holders may determine in their discretion with respect to any other matters that properly come before the meeting.

How can I vote if my shares are held in a stock brokerage account, or by a bank or other nominee?

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in “street name,” and your broker or nominee is considered the “stockholder of record” with respect to those shares. Your broker or nominee should be forwarding these proxy materials to you. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote, and you are also invited to participate in the 2024 Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person unless you obtain a legal proxy from your brokerage firm or bank. If a broker, bank or other nominee holds your shares, you will receive instructions from them that you must follow in order to have your shares voted.

What is a quorum for the Annual Meeting?

The presence of the holders of stock representing a majority of the voting power of all shares of stock issued and outstanding as of the Record Date, represented in person or by proxy, is necessary to constitute a quorum for the transaction of business at the 2024 Annual Meeting. In accordance with Delaware law, the board of directors has authorized that the annual meeting be held as a hybrid meeting, and accordingly, stockholders and proxy holders attending the virtual portion of the annual meeting are deemed present in person for purposes of determining the presence of a quorum in addition to those attending the in-person portion of the annual meeting. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker) or if you participate in, and vote at, the 2024 Annual Meeting. Abstentions and broker non-votes will be counted as present for purposes of determining a quorum.

What is the voting requirement to approve each of the proposals?

Proposal	Vote Required	Broker Discretionary Voting Allowed
No. 1 - Election of Directors	Director nominees receiving the highest number of “FOR” votes	No
No. 2 - Ratification of Appointment of Deloitte & Touche LLP	Majority vote of shares present and entitled to vote in person or by proxy	Yes
No. 3 - Say-on-Pay Proposal	Majority vote of shares present and entitled to vote in person or by proxy	No
No. 4 - Charter Amendment	Majority vote of shares outstanding	No

For the election of Directors, the seven Director nominees who receive the highest number of “FOR” votes will be elected as Directors. You may vote “FOR” or “WITHHOLD” with respect to each Director nominee. Votes that are withheld will be excluded entirely from the vote with respect to the nominee from which they are withheld and will have the same effect as an abstention. The ratification of the appointment Deloitte & Touche LLP and the Say-on-Pay Proposal each require the affirmative vote of a majority of the shares present and entitled to vote either in person or by proxy while the approval of the Charter Amendment Proposal requires the affirmative vote of a majority of the shares outstanding.

What is the effect of abstentions and broker non-votes?

Shares not present at the meeting and shares voted “WITHHOLD” will have no effect on the election of Directors. For the ratification of the appointment of Deloitte & Touche LLP, the Say-on-Pay Proposal, and the Charter Amendment Proposal, abstentions will have the same effect as an “AGAINST” vote. Broker non-votes will not be counted as votes cast and, accordingly, will not have an effect on the ratification of Deloitte & Touche LLP and the Say-on-Pay Proposal, but will have the same effect as an "AGAINST" vote regarding the Charter Amendment Proposal. If you are a beneficial owner and hold your shares in “street name” in an account at a bank or brokerage firm, it is critical that you cast your vote if you want it to count in the election of Directors, the Say-on-Pay Proposal, or the Charter Amendment Proposal. Under the rules governing banks and brokers who submit a proxy card with respect to shares held in “street name,” such banks and brokers have the discretion to vote on routine matters, but not on non-routine matters. Routine matters include the ratification of auditors. Non-routine matters include the election of Directors, approval of the Charter Amendment Proposal, and advisory votes such as the Say-on-Pay Proposal. Banks and brokers may not vote on the election of Directors proposal, the Say-on-Pay Proposal, or the Charter Amendment Proposal if you do not provide specific voting instructions. Accordingly, we encourage you to vote promptly, even if you plan to participate in the 2024 Annual Meeting. In tabulating the voting results for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal.

Can I change my vote or revoke my proxy?

Subject to any rules and deadlines your broker, trustee or nominee may have, you may change your proxy instructions at any time before your proxy is voted at the 2024 Annual Meeting. If you are a stockholder of record, you may change your vote by: (1) delivering to the Company’s Corporate Secretary, prior to your shares being voted at the 2024 Annual Meeting, a written notice of revocation dated later than the prior proxy card relating to the same shares, (2) delivering a valid, later-dated proxy in a timely manner, (3) attending the 2024 Annual Meeting and voting (although attendance at either the in-person or virtual portions of the 2024 Annual Meeting will not, by itself, revoke a proxy), or (4) voting again via phone or Internet at a later date.

If you are a beneficial owner of shares held in street name, you may change your vote: (1) by submitting new voting instructions to your broker, trustee or other nominee, or (2) if you have obtained a legal proxy from the broker, trustee or other nominee that holds your shares giving you the right to vote the shares and provided a copy to Computershare together with your email address as described below, by attending the 2024 Annual Meeting and voting electronically.

Any written notice of revocation or subsequent proxy card must be received by the Company’s Corporate Secretary prior to the taking of the vote at the 2024 Annual Meeting.

Is my vote confidential?

Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, and (3) to facilitate a successful proxy solicitation. Occasionally, stockholders provide on their proxy card written comments, which are then forwarded to the Company’s Corporate Secretary.

Who will count the votes?

Our Corporate Secretary and General Counsel will tabulate the votes and act as inspectors of election.

Where can I find the voting results of the 2024 Annual Meeting?

We intend to announce preliminary voting results at the 2024 Annual Meeting and publish final results in a Current Report on Form 8-K report to be filed with the SEC within four business days of the 2024 Annual Meeting.

Participating in the 2024 Annual Meeting

How can I participate and vote in the 2024 Annual Meeting?

Virtual Portion

Stockholders of record at the close of business on Tuesday, April 23, 2024 will be able to attend the virtual portion of the 2024 Annual Meeting, vote, and submit questions during the 2024 Annual Meeting by visiting meetnow.global/    MTRSNJT at the meeting date and time. We encourage you to access the virtual portion of the 2024 Annual Meeting prior to the start time; online access will begin at 1:30 p.m., Eastern Time. The one item of information needed to access the virtual annual meeting from the website is as follows:

Username: the 15-digit control number located in the shaded bar on the Notice you receive or on the proxy card.

Have the Notice or proxy card in hand when you access the website and then follow the instructions. If you are a stockholder of record, you are already registered for the virtual portion of the 2024 Annual Meeting. If you hold your shares beneficially in street name, you must register in advance to attend the virtual portion of the 2024 Annual Meeting, vote, and submit questions. To register in advance you must obtain a legal proxy from the broker, bank, or other nominee that holds your shares giving you the right to vote the shares. You must forward a copy of the legal proxy along with your email address to Computershare. Requests for registration should be directed to:

Computershare
NV5 Global Legal Proxy
P.O. Box 43001
Providence, RI 02940-3001

Requests for registration must be labeled as "Legal Proxy" and be received no later than 5:00 p.m., Eastern Time, on June 11, 2024. Even if you plan to attend the virtual portion of the 2024 Annual Meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

Stockholders of record and beneficial owners who duly registered to attend the virtual portion of the 2024 Annual Meeting will be able to vote their shares and submit questions at any time during the 2024 Annual Meeting by following the instructions on the website referenced above.

If you have technical difficulties or trouble accessing the virtual meeting at any time after online access commences at 1:30 p.m., Eastern Time, on the date of the 2024 Annual Meeting, please access the support link provided on the website referenced above.

In-Person Portion

You are entitled to attend the in-person portion of the 2024 Annual Meeting only if you were a stockholder of the Company as of the Record Date. You should be prepared to present photo identification for admittance. If you are not a stockholder of record but hold shares as a beneficial owner in street name, you must also provide proof of beneficial ownership as of the Record Date, such as your most recent account statement prior to the Record Date, a copy of the voting instruction card provided by your broker, bank, trustee or nominee and a legal proxy from the broker, bank, or other nominee that holds your shares giving you the right to vote the shares.

If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the in-person portion of the 2024 Annual Meeting. For security reasons, you and your bags may be subject to search prior to your admittance to the in-person portion of the 2024 Annual Meeting.

What happens if additional matters are presented at the 2024 Annual Meeting?

If any other matters are properly presented for consideration at the 2024 Annual Meeting, including, among other things, consideration of a motion to adjourn the 2024 Annual Meeting to another time or venue (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the proxy card and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. The Company does not currently anticipate that any other matters will be raised at the 2024 Annual Meeting.

Who will bear the cost of soliciting votes for the 2024 Annual Meeting?

The Company will bear the cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. If you access the proxy materials over the Internet, you are responsible for Internet access charges you may incur. In addition, we will request banks, brokers and other intermediaries holding shares of our common stock beneficially owned by others to obtain proxies from the beneficial owners and will reimburse them for their reasonable expenses in so doing. Solicitation of proxies by mail may be supplemented by telephone, by electronic communications and personal solicitation by our officers, Directors and employees. No additional compensation will be paid to our officers, Directors or employees for such solicitation.

CORPORATE GOVERNANCE

Governance Information

Corporate Governance Philosophy

The business affairs of the Company are managed under the direction of our Executive Chairman and Co-Chief Executive Officers and the oversight of our Board in accordance with the Delaware General Corporation Law, as implemented by the Company’s Amended and Restated Certificate of Incorporation and Bylaws. The fundamental role of the Board is to effectively govern the affairs of the Company in the best interests of the Company and our stockholders. The Board strives to ensure the success and continuity of our business through the selection of qualified management. It is also responsible for ensuring that the Company’s activities are conducted in a responsible and ethical manner. The Company is committed to having sound corporate governance principles.

Director Qualification Standards and Review of Director Nominees

The Nominating and Governance Committee (the “Governance Committee”) makes recommendations to the Board regarding the size and composition of the Board. The Governance Committee is responsible for screening and reviewing potential Director candidates and recommending qualified candidates to the Board for nomination. The Governance Committee considers recommendations of potential candidates from current Directors, management, and stockholders. Stockholders’ nominees for Directors must be made in writing and include the nominee’s written consent to the nomination and sufficient background information on the candidate to enable the Governance Committee to assess his or her qualifications. Nominations from stockholders must be addressed and received in accordance with the instructions set forth under “Stockholder Proposals or Nominations to be Presented at Next Annual Meeting” later in this 2024 Proxy Statement in order to be included in the proxy statement relating to the next annual election of Directors.

Criteria for Board of Directors Membership

The Nominating and Governance Committee is responsible for reviewing with the Board, from time to time, the appropriate skills and characteristics required of Board members in the context of the current size and composition of the Board. This assessment includes issues of diversity and numerous other factors, such as skills, background, experience and expected contributions in areas that are relevant to the Company’s activities. These factors, and any other qualifications considered useful by the Nominating and Governance Committee, are reviewed in the context of an assessment of the perceived needs of the Board as a whole when the Nominating and Governance Committee recommends candidates to the Board for nomination. As a result, the priorities and emphasis that the Nominating and Governance Committee, and the Board, places on various selection criteria may change from time to time to take into account changes in business and other trends, and the portfolio of skills and experience of current and prospective members of the Board. Therefore, while focused on the achievement and the ability of potential candidates to make a positive contribution with respect to such factors, the Nominating and Governance Committee has not established any specific minimum criteria or qualifications that a nominee must possess. In addition, the Nominating and Governance Committee and the Board are committed to considering candidates for the Board regardless of gender, ethnicity and national origin and seeks individuals of diverse ethnicities, a balance in terms of gender, and individuals with diverse perspectives informed by other personal and professional experiences. We believe that the considerations and the flexibility of our nomination process have created Board diversity of a type that is effective for our Company.

Director Independence

The Board has determined that, other than Mr. Dickerson Wright, our Executive Chairman, Mr. Alexander A. Hockman, our Co-Chief Executive Officer, and Ms. MaryJo O’Brien, our Executive Vice President, Chief Administrative Officer and a Director, each of the current members of the Board is an “independent director” for purposes of the NASDAQ Stock Market (“NASDAQ”) Listing Rules and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as the term applies to membership on the Board and the various committees of the Board. Mr. Richard Tong, candidate for election as a Director and our Executive Vice President and General Counsel, should he be elected at the 2024 Annual Meeting, will not be an "independent director." NASDAQ’s independence definition includes a series of objective tests, such as that the Director has not been an employee of the company within the past three years and has not engaged in various types of business dealings with the Company. In addition, as further required by NASDAQ Listing Rules, our Board has made an affirmative subjective determination as to each independent Director that no relationships exist which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director. In making these determinations, the Board reviewed and discussed information provided by the Directors and us with regard to each Director’s business and personal activities as they may relate to the Company and the Company’s management. On an annual basis, each Director and executive officer is obligated to complete a Director and Officer Questionnaire that requires disclosure of any transactions with the Company in which the Director or executive officer, or any member of his or her family, have a direct or indirect material interest.

Based upon the elements of independence set forth in the NASDAQ Listing Rules, the Board has determined that each of the following non-employee Directors is independent and has no relationship with the Company, except as a Director and stockholder of the Company: Messrs. William D. Pruitt, François Tardan, Brian C. Freckmann, and Dr. Denise Dickins. Ms. Laurie Conner, who resigned from her position from a member of the Board in January 2024, was also determined to be independent during the entirety of her tenure on the Board.

Board of Directors Leadership Structure

The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management. The Board understands that there is no single, generally accepted approach to providing Board leadership, and that given the dynamic and competitive environment in which we operate, the right Board leadership structure may vary as circumstances warrant. Our Corporate Governance Guidelines currently provide that the Board may choose to appoint a single person to a combined Chief Executive Officer and Chairman role or appoint a Chairman who does not also serve as Chief Executive Officer. Currently, we have an Executive Chairman and two individuals serve as Co-Chief Executive Officers. As discussed below, our independent Directors also elect a Lead Independent Director. The Board believes this leadership structure is optimal for the Company at the current time, as it provides the Company with two individuals with unique skills and perspectives to serve as Co-Chief Executive Officers who are deeply familiar with the history and operations of the Company. The Board also believes that the current leadership structure provides independent oversight and management accountability through regular executive sessions of the independent Directors that are mandated by our Corporate Governance Guidelines and which are chaired by the Lead Independent Director, as well as through a Board composed of a majority of independent Directors.

Lead Independent Director

Mr. William D. Pruitt was elected by our independent Directors to serve as the Lead Independent Director, and he has served in such capacity since September 2020. As Lead Independent Director, Mr. Pruitt has the following duties and responsibilities:
•Advise the Chairman as to an appropriate schedule of Board meetings.
•Review and provide the Chairman with input regarding the agendas for the Board meetings.
•Be available for direct communication with the Company's shareholders.
•Call meetings of the independent directors when necessary or appropriate.
•Perform such other duties as the Board may from time to time determine necessary.

Executive Sessions

Our independent Directors meet periodically in executive session. Generally, executive sessions are scheduled as a part of all regular Board meetings, and, in any event, such sessions are held not less than twice during each calendar year. Executive sessions are chaired by our Lead Independent Director who reports relevant matters discussed in the executive session to the Executive Chairman.

Board of Director’s Role in Risk Oversight

We face many risks including financial, operational, compliance, reputational, strategic, international, human capital, cybersecurity, and environmental, social and governance risks. One of the key functions of our Board is informed oversight of our risk management process. An Enterprise Risk Management (ERM) process has been implemented which is managed by key senior management and overseen by the Audit Committee. Such oversight includes consideration of risks that could have a material impact on the Company, as well as the steps management has taken to monitor and control such exposures to be within the Company's risk tolerance, and to comply with applicable laws and regulations. Our Board does not have a standing risk management committee, but rather administers the oversight of material risks directly through the Board as a whole, as well as through various standing committees of the Board that address risks inherent in their respective areas of oversight. For example, our Audit Committee has the responsibility to consider significant financial, compliance, and cybersecurity risks and internal controls that could have a material impact on the Company’s financial statements or filings with the SEC, and to oversee the performance of our internal audit function. Our Governance Committee monitors the effectiveness of our Corporate Governance Guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee has responsibility to determine whether our compensation-related practices, policies, and programs encourage unnecessary or excessive risk taking.

Board of Director’s Role in Succession Planning

As provided in our Corporate Governance Guidelines, the Board is responsible for planning for the succession of our Co-Chief Executive Officers and other senior management positions. To assist the Board, the Co-Chief Executive Officers report periodically to the Board on succession planning, and the independent Directors consult with the Co-Chief Executive Officers to: (1) develop plans for interim succession of either Co-Chief Executive Officer in the event that such officer should become unable to perform his or her duties, and (2) assess the qualification of senior officers as potential successors to the Co-Chief Executive Officers.

Stockholder Communications with Directors

Stockholders who wish to communicate with the Board or an individual Director may do so by sending written correspondence by mail, facsimile or email to: the Board or individual Director, c/o the Corporate Secretary of the Company at 200 South Park Road, Suite 350, Hollywood, FL 33021; Fax: (954) 495-2102; Email Address: MaryJo.OBrien@nv5.com. The mailing envelope, facsimile cover letter or email must contain a clear notation indicating that the enclosed correspondence is a “Stockholder Board Communication.” The Corporate Secretary has been authorized to screen such communications and handle differently any such communications that are abusive, in bad taste or that present safety or security concerns. All such communications must identify the author as a stockholder and clearly state whether the intended recipients are all or individual members of the Board. The Corporate Secretary will maintain a log of such communications and make copies of all such communications and circulate them to the full Board or the appropriate Directors.

Indemnification of Directors and Officers

As required by our Amended and Restated Certificate of Incorporation and Bylaws, we indemnify our Directors and officers to the fullest extent permitted by law so that they will be free from undue concern about personal liability in connection with their service to the Company. We also have entered into agreements with our Directors and officers that contractually obligate us to provide this indemnification.

Policies on Business Conduct and Ethics

All our employees, including our Executive Chairman, Co-Chief Executive Officers, and Chief Financial Officer, are required to abide by our Code of Business Conduct and Ethics to ensure that our business is conducted in a consistently legal and ethical manner. These policies form the foundation of a comprehensive process that includes compliance with corporate policies and procedures, an open relationship among colleagues that contributes to good business conduct, and a commitment to honesty, fair dealing, and full compliance with all laws and regulations affecting the Company’s business. Our policies and procedures cover all major areas of professional conduct, including employment policies, conflicts of interest, intellectual property, and the protection of confidential information, as well as strict adherence to laws and regulations applicable to the conduct of our business.

Employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of our Code of Business Conduct and Ethics. As required by the Sarbanes-Oxley Act of 2002, our Audit Committee has procedures to receive, retain, and treat complaints received regarding accounting, internal accounting controls, or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The full text of our Code of Business Conduct and Ethics is posted on the “Investors - Corporate Governance” page of our website at www.nv5.com.

We will disclose any future amendments to, or waivers from, provisions of these ethics policies and standards on our website as promptly as practicable, as may be required under applicable SEC and NASDAQ rules and, to the extent required, by filing Current Reports on Form 8-K with the SEC disclosing such information.

Corporate Governance Guidelines

We have adopted Corporate Governance Guidelines that address the composition of the Board, criteria for Board membership, and other Board governance matters. These guidelines are available on our website at www.nv5.com on the “Investors - Corporate Governance” page.

Anti-Hedging Policy

We have adopted an insider trading policy that includes an anti-hedging provision restricting the circumstances under which our employees may engage in short sales, maintain shares of our common stock in margin accounts, and engage in certain hedging transactions – including zero-cost collars and forward sale contracts – that have the economic effect of locking in a particular value in exchange for future appreciation.

Board and Committee Membership

Meetings of the Board of Directors and Committees

The Board held six (6) meetings during the fiscal year ended December 30, 2023. The Board has three standing committees: the Audit Committee, Compensation Committee, and Nominating and Governance Committee. During fiscal year 2023, each of our Directors attended at least 75% of the total number of meetings of the Board and at least 75% of the total number of meetings of the committees of the Board on which such Director served during that period. Mr. William D. Pruitt, our Lead Independent Director, presided over all executive sessions of our Directors.

The table below provides membership and meeting information for each of the committees of the Board for fiscal year 2023.

Director	Audit Committee	Compensation Committee	Nominating and Governance Committee
Dickerson Wright	-	-	-
Alexander A. Hockman(1)	-	-	-
MaryJo O’Brien	-	-	-
Laurie Conner(2)	-	X	Chair
William D. Pruitt	Chair	X	X
Denise Dickins	X	Chair	X
François Tardan	X	-	-
Brian C. Freckmann	-	X	X
Total meetings during fiscal year 2023	4	2	3
(1) Mr. Hockman was appointed Co-Chief Executive Officer effective March 1, 2024 and has not been nominated for re-election as a Director at the 2024 Annual Meeting.

(2) Ms. Conner resigned from the Board in January 2024 and as a result ceased to serve as a member of the Compensation Committee and Chair of the Nominating and Governance Committee. Mr. William D. Pruitt has served as the Chair of the Nominating and Governance Committee following Ms. Conner's resignation.

Board Diversity

The following Board Diversity Matrix presents our Board diversity statistics in accordance with NASDAQ Rule 5606. The information is based on our directors' self-reporting and reflects compliance with the objectives of NASDAQ Rule 5605(f)(3) by having at least one diverse director by December 31, 2023. As we pursue future Board recruitment efforts, our Nominating and Governance Committee will continue to see candidates who can contribute to the diversity of views and perspectives of the Board. This includes seeking out individuals of diverse ethnicities, a balance in terms of gender, and individuals with diverse perspectives informed by other personal and professional experiences.

Board Diversity Matrix (As of April 29, 2024)
Board Size:
Total Number of Directors	7
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	5	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latin	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	2	5	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—	—	—	—
Did Not Disclose Demographic Background	—	—	—	—

Audit Committee

For 2023, the members of the Audit Committee were Messrs. William D. Pruitt (Chair), François Tardan, and Dr. Denise Dickins. On March 13, 2024, Dr. Dickins was appointed Chair of the Audit Committee. Each of the members of the Audit Committee is independent for purposes of the NASDAQ Listing Rules and meets the independence standard for audit committee members set out in Rule 10A-3(b)(1) of the Exchange Act.

All Audit Committee members possess the required level of financial literacy as defined in our Audit Committee charter, and all Audit Committee members qualify as "audit committee financial experts" as defined by applicable SEC rules and regulations and meet the current standard of requisite financial management expertise and independence as required by NASDAQ Listing Rules and applicable SEC rules and regulations. The functions of the Audit Committee include, with respect to our independent registered public accounting firm, reviewing its independence, reviewing and approving the planned scope of our annual audit, reviewing and approving fee arrangements, and pre-approving any non-audit services. The Audit Committee is also responsible for overseeing our: internal audit function; controls over accounting, financial reporting, and cybersecurity; approving any related party transactions; and ERM process. Additional information regarding the Audit Committee is set forth in the Report of the Audit Committee immediately following Proposal No. 2 of this 2024 Proxy Statement.

Compensation Committee

For 2023, the members of the Compensation Committee were Dr. Denise Dickins (Chair), Mr. William D. Pruitt, and Ms. Laurie Conner. Ms. Conner resigned from the Board in January 2024. On March 13, 2024, Mr. Brian C. Freckmann was appointed to the Compensation Committee. Each of the members of the Compensation Committee is independent for purposes of the NASDAQ Listing Rules. The Compensation Committee is responsible for the design and oversight of our compensation program and policies for our executive officers and non-employee Directors. The Compensation Committee seeks to ensure that the executive pay program reinforces the Company’s compensation philosophy and aligns with the interests of our stockholders. The Compensation Committee also reviews and approves all equity grants under the Company’s 2023 Equity Incentive Plan (the “2023 Equity Incentive Plan”) and the Company’s Employee Stock Purchase Plan. The Compensation Committee also periodically monitors any potential risks associated with the Company’s compensation program and policies.

Nominating and Governance Committee

For 2023, the members of the Nominating and Governance Committee were Ms. Laurie Conner (Chair), Mr. Brian C. Freckmann, Mr. William D. Pruitt, and Dr. Denise Dickins. Ms. Conner resigned from the Board in January 2024. Following Ms. Conner's resignation, Mr. Pruitt was appointed Chair of the Nominating and Governance Committee. Each of the members of the Nominating and Governance Committee is independent for purposes of the NASDAQ Listing Rules. The Nominating and Governance Committee considers qualified candidates for appointment and nomination for election to the Board and makes recommendations concerning such candidates, develops corporate governance principles for recommendation to Board, and oversees the regular evaluation of our Directors and management.

Committee Charters

Our Board has adopted a written charter for each of the Audit Committee, Compensation Committee, and Nominating and Governance Committee. Each charter is available on our website at www.nv5.com on the “Investors - Corporate Governance” page.

Director Participation at Annual Meetings

We attempt to schedule our annual meeting of stockholders at a time and date to accommodate attendance by Directors at an in-person meeting or participation in a virtual meeting. All Directors are encouraged to participate in the Company’s annual meeting of stockholders absent an unavoidable and irreconcilable conflict. All of the Directors serving at the time of the 2023 annual meeting of stockholders attended such meeting. All of our Director candidates and candidates for re-election, as the case may be, are expected to participate in the 2024 Annual Meeting.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Our Board currently consists of seven Directors. Alexander A. Hockman has served as a member of our Board since January 28, 2015. Mr. Hockman was appointed Co-Chief Executive Officer in March 2024 and has not been nominated for re-election as a Director at the 2024 Annual Meeting. There are seven nominees for Director to be voted on at the 2024 Annual Meeting. All of the nominees which are current Directors have consented to serve as Directors. Additionally, Mr. Richard Tong, our Executive Vice President and General Counsel, has consented to serve as a Director, subject to his election at the 2024 Annual Meeting. Each Director to be elected will hold office until the next annual meeting and until his or her respective successor is elected and qualified. If any of the nominees declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although we know of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominees as we may designate. Should a nominee become unable to serve or should a vacancy on the Board occur before the 2024 Annual Meeting, the Board may either reduce its size or designate a substitute nominee. If a substitute nominee is named, your shares will be voted for the election of the substitute nominee designated by the Board. In the vote on the election of the Director nominees, stockholders may vote “FOR” nominees or “WITHHOLD” votes from nominees. The seven Director nominees receiving the highest number of “FOR” votes will be elected as Directors. Votes that are withheld, abstentions and broker non-votes will have no effect on the outcome of the election.

The persons appointed by the Board as proxies intend to vote for the election of each of the below Director nominees, unless you indicate otherwise on the proxy or voting instruction card.

Set forth below is biographical and other information about the Director nominees. Following each nominee’s biographical information, we have provided information concerning the particular experience, qualifications, attributes and/or skills that led the Governance Committee and the Board to determine that each nominee should serve as a Director.

Our Board unanimously recommends that you vote “FOR” the nominees named below.

Director Nominees

Name	Age	Position	Director Since
Dickerson Wright	77	Executive Chairman	September 2011
Richard Tong	55	Executive Vice President and General Counsel	Candidate for Director
MaryJo E. O’Brien	61	Director, Executive Vice President, Chief Administrative Officer and Secretary	June 2018
William D. Pruitt	83	Director	March 2013
François Tardan	71	Director	January 2015
Denise Dickins	62	Director	August 2021
Brian C. Freckmann	46	Director	June 2023

Dickerson Wright. Mr. Wright was appointed Executive Chairman of the Board of Directors on March 1, 2024. From January 1, 2015 until March 1, 2024, Mr. Wright served as the Chief Executive Officer and Chairman of the Board, and from the Company’s inception in September 2011 until January 1, 2015, he served as President. Prior to the Company’s inception, Mr. Wright founded NV5 Holdings, Inc. (formerly known as NV5 Global, Inc. and NV5, Inc.), a Delaware corporation and wholly owned subsidiary of ours, in December 2009 and has served as its Chief Executive Officer, President and Chairman of the Board since its inception in December 2009.

Qualifications: Mr. Wright has over 40 years of uninterrupted experience in managing and developing engineering companies. From early 2008 through late 2009, Mr. Wright served as the Chief Executive Officer of Nova Group Services. Prior to joining Nova Group Services, Mr. Wright served as the Chief Executive Officer of Bureau Veritas, U.S. (“BV”), where he was responsible for developing BV’s U.S. operations through strategic acquisitions and follow-on growth. Before Mr. Wright joined BV, it had a minimal presence in the United States; however, by the time Mr. Wright left BV in 2007, its U.S. operations employed 3,200 people in 67 offices and generated $280 million in revenue. Prior to BV, Mr. Wright founded U.S. Laboratories in 1993 and oversaw its growth to 1,000 employees and $80 million in revenue. Mr. Wright led U.S. Laboratories to a successful initial public offering in 1999 (NASDAQ: USLB), and, in 2001, U.S. Laboratories was named as the small cap growth stock of the year. Mr. Wright earned a Bachelor of Science degree in Engineering from Pacific Western University and is a board certified engineer in California.

Our Board believes that Mr. Wright’s experience founding, managing and building engineering and consulting firms into national engineering platforms, including a publicly traded engineering and consulting firm, provides us with highly valuable industry specific business, leadership and management experience.

Richard Tong. Mr. Tong has served as our Executive Vice President and General Counsel since April 2010. He has been with NV5 since its formation in 2010. He has served in several capacities for NV5, including Executive Vice President and General Counsel, and has held various positions including as a director, Executive Vice President, or President for NV5 group companies. Prior to joining NV5, Mr. Tong worked as Executive Vice President and General Counsel for Bureau Veritas, a global testing certification and inspection firm from 2003 to 2009. He has worked with other large consulting & engineering firms through-out his career. Mr. Tong graduated from the University of Miami School of Law and holds a B.S. degree from the University of Miami and is a licensed attorney.

Qualifications: Mr. Tong brings to the Board his extensive executive and operational experience with significant insight into our global business operations and the markets we serve. He has over 25 years of experience in the consulting, engineering, testing, and geospatial industry. He brings valuable expertise in the areas of leadership, corporate strategy, culture, M&A, risk management, legal matters, and technology.

Our Board believes that Mr. Tong's extensive experience addressing significant legal and transactional issues provides us with highly valuable industry specific business, leadership, and management experience.

MaryJo O’Brien. Ms. O’Brien has served as a member of our Board of Directors since June 9, 2018 and has served as our Executive Vice President, Chief Administrative Officer and Secretary since September 2011. Prior to her present role, Ms.

O’Brien served as Executive Vice President of Human Resources and Administration of NV5 Global, Inc. from January 2010 to September 2011.

Qualifications: Ms. O’Brien has more than 30 years of experience in human resources, administration and the engineering and consulting industry. From March 2008 through November 2009, Ms. O’Brien served as the Director of Human Resources for Nova Group Services, Inc. From 2002 to 2008, Ms. O’Brien held various management positions with BV. Further, Ms. O’Brien served in similar human resources and administrative capacities for Testing Engineers - San Diego and U.S. Laboratories from 1987 to 2002. Ms. O’Brien earned a Bachelor’s degree in Communications and Business Economics from the University of California at San Diego.

Our Board believes that Ms. O’Brien has extensive administrative experience with public and financial accounting matters for corporate organizations and provides significant insight and expertise to our Board on human resources and relations, executive compensation and public company reporting.

Non-Employee Directors

William D. Pruitt. Mr. Pruitt has served as a member of our Board since March 26, 2013.

Qualifications: Mr. Pruitt has served as General Manager of Pruitt Enterprises, LP and President of Pruitt Ventures, Inc. since 2000. Mr. Pruitt has more than 20 years of experience as an independent board member for numerous companies and has held various roles as either member or chairman for these companies’ audit committees. These companies include MAKO Surgical Corp., a developer of robots for knee and hip surgery; Swisher Hygiene, Inc., a hygiene services company; the PBSJ Corporation, an international professional services firm; KOS Pharmaceuticals, Inc., a fully integrated specialty pharmaceuticals company and Adjoined Consulting, Inc., a full-service management consulting firm. From 1980 to 1999, Mr. Pruitt served as the managing partner for the Florida, Caribbean and Venezuela operations of the independent auditing firm of Arthur Andersen LLP. Mr. Pruitt earned a Bachelor of Business Administration degree from the University of Miami and is a Certified Public Accountant, in good standing.

Our Board believes that Mr. Pruitt’s extensive experience with public and financial accounting matters for corporate organizations, as well as experience as a consultant to and Director of other public companies, provides significant insight and expertise to our Board.

François Tardan has served as a member of our Board since January 28, 2015.

Qualifications: Mr. Tardan has served as Chief Executive Officer of Leitmotiv Private Equity since 2012. From 1998 to 2011, Mr. Tardan served as Executive Vice President and Chief Financial Officer of BV. During Mr. Tardan’s tenure at BV, revenues grew from €650 million to €3.4 billion and EBITDA margins increased from 8% to 16.5%. Under his leadership, the company also completed more than 100 acquisitions in Asia, North America, Latin America, and Europe and completed a successful IPO in 2007 with a placement exceeding €1 billion. BV shares increased in price from €37.7 to €56 during the time Mr. Tardan was with the company despite the impact of the 2008 financial crisis. Before 1998, Mr. Tardan was President and CEO of Fondasol, a notable European geotechnical firm. François Tardan graduated from Ecole Nationale d’Administration (ENA) in Paris and received his MBA from Ecole des Hautes Etudes Commerciales (HEC).

Our Board believes that Mr. Tardan’s extensive financial accounting experience with corporate organizations combined with his international leadership experience, provides significant accounting expertise and exceptional global perspective that will aid our Board in making sound decisions regarding our expansion into international markets.

Dr. Denise Dickins. Dr. Dickins has served as a member of our Board since August 25, 2021.

Qualifications: Dr. Dickins is Professor Emeritus at East Carolina University where she was employed from 2006 to 2022 and taught courses in auditing and corporate governance. From 2002 to 2006, while earning her Ph.D., she was an instructor of various accounting courses at Florida Atlantic University. Prior to that, she served in varying capacities with Arthur Andersen LLP from 1983 to 2002, including Partner in Charge of the South Florida Audit Division. Dr. Dickins is a certified public accountant and certified internal auditor and has served on the board of several publicly traded companies. She currently serves on the board of Watsco, Inc. (chair of the audit committee and chair of the compensation committee). Dr. Dickins brings auditing and accounting, social, and corporate governance skills to the Board.

Our Board believes that Dr. Dickins extensive experience with public and financial accounting and auditing matters for corporate organizations, her research on corporate governance, auditing, and diversity-related matters, as well as her experience as the Partner in Charge of the South Florida Audit Division at Arthur Andersen provide significant insight and expertise to our Board.

Brian C. Freckmann. Mr. Freckmann has served as a member of our Board since June 13, 2023.

Qualifications: Mr. Freckmann is the founder of Lyon Street Capital and has served as General Partner since 2008. Prior to founding Lyon Street Capital, he served as a Portfolio Manager at Crown Capital from 2003 to 2008. Mr. Freckmann has over 20 years of senior management experience and possesses a strong understanding of markets, strategic management, M&A, and profitable growth at the Board and Senior Executive level. Mr. Freckmann earned a Bachelor of Arts degree from the University of Pennsylvania. Mr. Freckmann has served as an Advisory Board member at NV5 since 2020. Mr. Freckmann brings investing, strategic research, and M&A skills to the Board.

Our Board believes that Mr. Freckmann's extensive experience with strategic research on M&A and his experience as General Partner at Lyon Street Capital provide significant insight and expertise to our Board.

EXECUTIVE OFFICERS

The following sets forth information regarding our non-director executive officers as of the date of this 2024 Proxy Statement. For information regarding Dickerson Wright, our Executive Chairman, Richard Tong, our Executive Vice President and General Counsel, and MaryJo OBrien, our Executive Vice President, Chief Administrative Officer and Secretary and Director, see “Proposal No. 1 - Election of Directors” above.

Name	Age	Position
Alexander A. Hockman	66	Co-Chief Executive Officer
Ben Heraud	42	Co-Chief Executive Officer
Donald C. Alford	80	Executive Vice President
Edward H. Codispoti	53	Chief Financial Officer

Alexander A. Hockman. Mr. Hockman has served as a member of our Board of Directors since January 28, 2015 and as our Chief Operating Officer and President since January 1, 2015. Mr. Hockman was appointed Co-Chief Executive Officer in March 2024 and has not been nominated for re-election as a Director at the 2024 Annual Meeting. Prior to becoming President and Chief Operating Officer, Mr. Hockman served as our Executive Vice President beginning September 2011 and President of NV5 - Southeast beginning February 2010. Mr. Hockman has over 30 years of diverse experience in the fields of construction inspections, materials testing, geotechnical, environmental, waterfront, construction and building envelope consulting. From March 2003 until March 2010, Mr. Hockman served as the Chief Operating Officer of the Construction Materials Testing Division of BV. Further, from 1985 until its acquisition by BV in 2003, Mr. Hockman served as the President of Intercounty Laboratories. Mr. Hockman earned a Bachelor of Science degree in Civil Engineering from Florida International University and is a licensed engineer in Florida.

Ben Heraud. Mr. Ben Heraud was appointed Co-Chief Executive Officer effective March 1, 2024 and prior to that time was Chief Operating Officer for NV5 since May 2017 when he joined the Company through the acquisition of Energenz. Mr. Heraud co-founded Energenz in Hong Kong in November 2009 and was the Chief Executive Officer from 2013 through to its acquisition by the Company. Mr. Heraud has over 20 years of technical experience in the field of energy management consulting, building systems commissioning, analytics and design oversight. From 2006 to 2009 Mr. Heraud served as Senior Energy Consultant for Energetics in Sydney, Australia. Prior to this, from 2003 to 2006, he served as Energy and Design Engineer for Spotless Services in Wellington, New Zealand. Mr. Heraud earned a Bachelor of Science degree in Energy Management from Otago University.

Donald C. Alford. Mr. Alford served as a member of our Board from March 26, 2013 to June 9, 2018 when he retired from the Board at the 2019 Annual Meeting. Mr. Alford has served as our Executive Vice President since September 2011 and as the Executive Vice President of NV5 Global, Inc. since February 2010 and is responsible for M&A and other growth initiatives. From February 2007 until February 2010, Mr. Alford held a similar position with Nova Group Services, Inc. From November 2002 to November 2006, Mr. Alford acted as the exclusive M&A agent in the U.S. for BV. Further, from 1998 to 2002, Mr. Alford served as the Executive Vice President and Secretary for U.S. Laboratories. Mr. Alford earned a Bachelor of Arts degree in History from Princeton University and a Master of Business Administration degree from the University of Virginia. Mr. Alford also served as an officer in the U.S. Marine Corps from 1965 until 1968.

Edward H. Codispoti. Mr. Codispoti has served as our Chief Financial Officer since June 6, 2019. Mr. Codispoti was previously the Chief Financial Officer of Ilumno Holdings, Ltd. since May 2017 and as CFO of JetSmarter, Inc. from October 2016 to March 2017. He served in various capacities for TradeStation Group, Inc. including CFO from June 2011 to August 2016, Chief Accounting Officer from February 2010 to June 2011 and Corporate Controller and Vice President of Accounting from September 2007 to May 2011. Mr. Codispoti began his career at Arthur Andersen, LLP. He is a Certified Public Accountant and a Member of the American Institute of Certified Public Accountants and the Florida Institute of Certified Public Accountants. Mr. Codispoti earned his Bachelor of Accounting and Master of Accounting degrees from Florida International University.

There are no family relationships among any of our current Directors or executive officers.

Director Skills & Experience

The table below details the skills and experience each Director and candidate for director brings to our Board.

Skills/Experience	Dickerson Wright	MaryJo O'Brien	Richard Tong	William Pruitt	Francois Tardan	Denise Dickins	Brian Freckmann
Public Company Board Service	X	-	-	X	X	X	-
Entrepreneurship	X	X	X	X	X	-	X
Technical, Engineering, and Consulting	X	X	X	X	X	-	-
Regulation	X	X	X	X	X	X	X
Technology and Innovation	-	-	X	-	-	-	-
Social, Management, and Leadership	X	X	X	X	X	X	X
Financial Reporting and Internal Controls	-	-	-	X	X	X	-
Corporate Governance	X	X	X	X	X	X	X

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board has selected Deloitte & Touche LLP to serve as our independent registered public accounting firm to audit the consolidated financial statements of the Company for the fiscal year ending December 28, 2024. Deloitte & Touche LLP has acted in such capacity since June 18, 2015. A representative of Deloitte & Touche LLP is expected to attend the 2024 Annual Meeting, with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

We are asking our stockholders to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 28, 2024. Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of Deloitte & Touche LLP to our stockholders for ratification because we value our stockholders’ views on the Company’s independent registered public accounting firm and as a matter of good corporate practice.

The affirmative vote of a majority of the shares present and entitled to vote either in person or by proxy at the 2024 Annual Meeting is required for approval of this proposal. Broker non-votes will have no effect on the outcome of this proposal, while abstentions will have the effect of a vote “AGAINST” this proposal.

In the event that our stockholders fail to ratify the selection of Deloitte & Touche LLP, it will be considered a recommendation to the Board and the Audit Committee to consider other auditors for next year. However, because of the difficulty in making any substitution of auditors after the beginning of the current year, the appointment for 2024 will stand unless the Audit Committee determines there is a reason to make a change. Even if the selection of Deloitte & Touche LLP as our independent registered public accounting firm is ratified, the Audit Committee may in its discretion select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

Our Board unanimously recommends a vote “FOR” the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2024.

Audit and Non-Audit Fees

The following table sets forth the aggregate fees billed to the Company for the fiscal years ended December 30, 2023 and December 31, 2022 by Deloitte & Touche LLP:

	Year Ended December 30, 2023	Year Ended December 31, 2022
Audit fees (1)	$2,239,800	$2,243,560
Audit-related fees (2)	—	—
Tax fees (3)	9,360	9,020
All other fees (4)	—	—
Total	$2,249,160	$2,252,580

(1)Audit fees consist of fees billed for professional services rendered for the audit of our consolidated annual financial statements, the review of the interim consolidated financial statements included in quarterly reports and services that are normally provided in connection with statutory and regulatory filings or engagements, consultations in connection with acquisitions and issuances of auditor consents and comfort letters in connection with SEC registration statements and related SEC registered and non-registered securities offerings.

(2)Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.”

(3)Tax fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning (domestic and international). These services include assistance regarding federal, state and international tax compliance, acquisitions and international tax planning.

(4)All other fees consist of fees for products and services other than the services reported above.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee has pre-approved all auditing services and permitted non-audit services performed for us by Deloitte & Touche LLP in 2023 and 2022, including the fees and terms thereof (subject to the de minimis exceptions for non-audit services described in the Exchange Act, which are approved by the Audit Committee prior to the completion of the audit).

The Audit Committee has determined that all services performed by Deloitte & Touche LLP are compatible with maintaining the independence of Deloitte & Touche LLP. The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The Audit Committee may form and delegate authority to subcommittees of the Audit Committee, consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval process.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee currently consists of three Directors. The Board has determined that each Audit Committee member is "independent," as independence of audit committee members is defined in the applicable NASDAQ listing standards and rules of the SEC. The Board also determined that all members of the Audit Committee are financially literate and have accounting or related financial management expertise, and each has been designated as an audit committee financial expert, as defined by NASDAQ listing standards and SEC rules. Although designated as audit committee financial experts, the Audit Committee Chair and members are not accountants for the Company nor, under SEC rules, an "expert" for purposes of the liability provisions of the Securities Act or for any other purpose. The Audit Committee acts pursuant to a written charter that has been adopted by the Board. A copy of the charter is available on the Company’s website at www.nv5.com on the “Investors - Corporate Governance” page.

As described more fully in its charter, the purpose of the Audit Committee is to assist the Board in its oversight responsibilities relating to the preparation, presentation and integrity of the Company's financial statements and internal control over financial reporting by overseeing the Company's:
•accounting and financial reporting processes, systems of internal control, and audits of the Company’s financial statements;
•relationship with its independent auditors, including appointing or changing the Company's independent auditors and ensuring their independence; and
•internal audit function
Management is responsible for the preparation, presentation, and integrity of our financial statements as well as our financial reporting process, accounting policies, internal accounting controls, and disclosure controls and procedures. The independent registered public accounting firm is responsible for performing an independent audit of our financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) ("PCAOB") and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In 2023, the Audit Committee:
•formally and informally met and held discussions with management, the internal auditor, and Deloitte & Touche LLP (the Company's independent registered public accounting firm) concerning the Company's financial statements (including critical accounting policies and estimates, and critical auditing matters [CAMs]), system of internal control over financial reporting (including technology infrastructure and cybersecurity risks), and policies and procedures designed to reduce the likelihood of events of non-compliance with applicable rules and regulations;
•reviewed the annual plan and scope of work to be performed by the internal auditor and Deloitte & Touche LLP;
•met and held discussions outside of the presence of management with the internal auditor and Deloitte & Touche LLP;
•discussed with Deloitte & Touche LLP the matters required to be discussed by PCAOB Auditing Standard 1301, Communications with Audit Committees and received a letter from Deloitte & Touche LLP disclosing such matters; and
•received from Deloitte & Touche LLP the written disclosures and the letter regarding its communication with the Audit Committee concerning independence as required by the applicable requirements of the PCAOB and discussed with Deloitte & Touche LLP the firm's independence from our Company and management.

Based on the discussions and reports referred to above, the Audit Committee recommended to the Board that the audited financial statements for the fiscal year ended December 30, 2023 be included in the Company’s 2023 Annual Report on Form 10-K for the year ended December 30, 2023 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

William D. Pruitt (Chair)
François Tardan
Denise Dickins

The foregoing Report of the Audit Committee shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that the Company specifically incorporates such information by reference in such filing and shall not otherwise be deemed “filed” under either the Securities Act or the Exchange Act or considered to be “soliciting material.”

COMPENSATION DISCUSSION AND ANALYSIS
Overview

Below is an analysis and detailed description of the Company’s executive compensation philosophy, practices, and policies as they concern the officers named below, also referred to as “named executive officers” or “NEOs.” NV5 has at all times strived to reflect a fundamental “pay-for-performance” culture regarding executive compensation, which drives the work of both our Compensation Committee members and the members of our management team who support their efforts. Our board and senior management have long observed the primary objectives of NV5’s executive compensation policies to be:

•Attracting and retaining the best qualified executives to provide both strategic vision and management excellence;
•Aligning the interests of our senior executives with the long-term success of the Company;
•Recognizing and rewarding growth in our business, increasing total shareholder returns and appropriate risk management; and
•Motivating our executives to work seamlessly as a team while performing at the highest levels of which they are capable as individuals.

We believe that our overall executive compensation philosophy and our emphasis on long-term performance has played a large role in maintaining a stable leadership team which, in turn, has generated remarkable growth and long-term value for our stockholders. The purpose of this compensation discussion and analysis is to provide our stockholders with the information necessary to assess our executive compensation program and observe our strong pay-for-performance philosophy.

For purposes of review and analysis in this 2024 Proxy Statement, our NEOs for fiscal 2023 were:

Name	Title
Dickerson Wright	Chief Executive Officer and Chairman (Executive Chairman effective March 1, 2024)
Alexander A. Hockman	Chief Operating Officer and President (Co-Chief Executive Officer effective March 1, 2024)
Richard Tong	Executive Vice President and General Counsel
Donald C. Alford	Executive Vice President
Edward H. Codispoti	Chief Financial Officer

Results of 2023 Shareholder Vote on Named Executive Officer Compensation

In June 2023, we held a shareholder advisory vote on the compensation paid to our NEOs, which resulted in approximately 97.5% of votes cast in favor of our say-on-pay proposal. The Compensation Committee evaluated the Company's compensation policies and practices throughout the remainder of 2023, our Board chose to make no significant changes to our existing executive incentive programs as they felt the programs worked as designed and support our pay-for-performance philosophy.

Fiscal 2023 Financial Highlights

•Gross revenues in 2023 were $861.7 million compared to $786.8 million in 2022, a 10% increase.
•Net income in 2023 was $44.6 million compared to $50.0 million in 2022, an 11% decrease.
•Interest expense increased $9.2 million due to higher interest rates and debt related to acquisitions.
•GAAP EPS in 2023 was $2.88 per share compared to $3.27 per share in 2022, a 12% decrease.
•Cash flows from operating activities in 2023 were $62.2 million compared to $94.0 million in 2022.

Strong Long-Term Stock Price Performance

NV5 has demonstrated a resilient track record of strong growth in cumulative total return for its stockholders since we began trading on NASDAQ in 2013. Our cumulative total stockholder return ("TSR") was 84% for the period from January 2019 through December 2023. We compare our TSR to the Russell 2000 Index and the S&P 1500 Construction and Engineering Index, and outperformed the Russel 2000 Index over this cumulative five-year period. TSR measures the return that we have provided our stockholders, including stock price appreciation and dividends paid (assuming reinvestment thereof).

Compensation Best Practices Highlights

NV5’s executive compensation program has been designed to incorporate many industry best practices, including:

Best Practices in NV5’s Program	Practices We Do Not Engage In
• Pay-for-performance	• No defined benefit pension plan
• Annual performance-based incentives paid entirely in restricted stock	• No re-pricing of stock options (none issued since IPO in 2013)
• Multi-year vesting period for equity performance-based awards	• No excise tax gross-up provisions in employment agreements
• Modest perquisites
• Industry comparisons to benchmark and analyze compensation levels and metrics
• Double-trigger change of control provisions
• Anti-hedging and anti-pledging policies

From the Top Down – NV5’s Compensation Philosophy

Our core principle is that good people should be paid well when they do an outstanding job. We also believe that short-term opportunism should be discouraged and therefore we have designed our compensation packages to reward informed risk-taking by our senior executives. We apply this philosophy to our entire senior executive team including Mr. Wright, who by turn follow these principles when making compensation decisions lower down in the NV5 organization.

By keeping our compensation program competitive yet straightforward, NV5 believes it can attract, motivate and retain a talented and driven team of executive officers who will provide leadership for our continued success in the changing and highly competitive markets we face. We also seek to accomplish these objectives in a way that rewards both company and individual performance and aligns with our stockholders’ long-term interests.

The compensation for our NEOs consists of two primary elements: base salary and annual performance bonuses, the latter of which has been paid entirely in restricted stock. While we believe that our base salaries provide a fixed level of compensation necessary to attract and retain our executive officers, a significant portion of their compensation is in the form of variable annual performance bonuses.

Mix of Total Compensation
100%
75%
50%
25%
0%
69%
31%
44%
56%
45%
55%
46%
54%
50%
50%
Mr. Wright
Mr. Tong
Mr. Hockman
Mr. Alford
Mr. Codispoti
Base Salary
Annual Performance Bonus

Annual performance bonuses are designed to reward corporate and individual performance and future share value appreciation in a simple and straightforward manner. NV5’s executive compensation program is also designed to generate noticeable stability within the executive team.

Each NEO is a member of NV5’s executive team and is expected to contribute to the organization’s overall success rather than focus solely on specific objectives within his or her area of responsibility. Given this team-based approach, NV5 considers relative compensation levels among all executive team members to ensure that our compensation programs are applied consistently and equitably.

Use of Independent Compensation Consultant

The Compensation Committee has engaged Meridian Compensation Partners, LLC ("Meridian"), an independent compensation consulting firm, to periodically provide advice, relevant market data, various peer group comparisons, and best practices with respect to the compensation of Mr. Wright and other NEOs. The Compensation Committee assessed the independence of Meridian based on the specific criteria under applicable SEC rules and determined that no conflict of interest is raised by Meridian's work for the Compensation Committee.

The Process of Setting Total Compensation, Compensation Mix and Incentive Goals

For 2023, the Compensation Committee made pay decisions based on industry comparisons and specific factors about each NEO including individual performance, experience, NV5 results, scope and responsibility, and retention. The Compensation Committee exercises its independent judgment to determine compensation levels for Mr. Wright. Mr. Wright does not participate in the Compensation Committee’s deliberations or decisions about his own compensation. For all other executive officers, the Compensation Committee considers Mr. Wright's recommendation for setting compensation levels. The Compensation Committee gives considerable weight to Mr. Wright's evaluation of the other NEOs because of his direct and personal knowledge of each executive’s performance and capabilities.

Compensation Committee members have access to certain relevant information due to their position in the industry and will request NV5 management to compile other market information for the Committee’s review. This process generally takes place twice each year: in late February when performance for the prior fiscal year is reviewed, and in December when performance goals for the following fiscal year are considered. NV5’s annual incentive compensation awards are heavily based on prior year corporate and individual performance and determined with regard to objective and quantifiable goals discussed in advance with each NEO following the December meeting of the Compensation Committee.

Compensation Elements

As noted above, the primary components of NV5’s executive compensation program are base salary and performance based annual bonuses paid in time-based restricted stock. Each element is described in more detail below. As a general matter, determination regarding one element of compensation tends not to affect decisions regarding other elements given their different roles and purposes in motivation and retention of our NEOs.

Base Salary

Base salary is used to provide the NEOs a minimum, fixed level of cash compensation commensurate with their positions, experience, and qualifications. Base salary is designed to attract and retain talent, and to reward core competence in the executive's role. Salaries initially are negotiated and set forth in employment agreements with each of our executive officers and thereafter reviewed annually by the Compensation Committee, generally in late February or early March of each year. Salaries consider the performance of the executive, market data adjusted for individual qualifications, and job requirements. Changes, if any, consider individual performance, changes in job requirements, and changes in cost of living. Mr. Wright's contract includes an annual base salary adjustment effective January 1, 2025.

Annual Performance Bonus

The Compensation Committee may grant annual cash bonuses under NV5’s annual bonus plan and annual equity incentive awards (“AEIs”) under our 2023 Equity Incentive Plan, approved by our stockholders on June 13, 2023 (the “2023 Plan”). The Compensation Committee eliminated annual cash bonuses beginning in 2015 in favor of all incentive compensation being granted in the form of AEIs comprised of time-based restricted stock. The AEIs are used to motivate NEOs to meet and exceed specified operating, financial, strategic, and individual goals that are expected to contribute to stockholder value creation. Payments of AEIs in the form of time-based restricted stock align the interests of NEOs with shareholders.

2023 AEI Performance Measures and Targets

The AEIs for NEOs other than Mr. Wright are granted based on the achievement of pre-determined financial targets (Total Revenues and Adjusted EBITDA) and individual performance metrics (such as “implementation of enterprise cybersecurity” or “expansion of revolving credit facility”), which are largely objective and ascertainable. Mr. Wright’s employment agreement provides for the Compensation Committee to consider both individual and Company performance (without regard to specific metrics) when determining AEIs.

Fiscal 2023 Target AEI Opportunities

Other than for Mr. Wright, whose employment agreement provides discretion for the Compensation Committee to grant bonus amounts without regard to fixed performance metrics, target AEI awards for our NEOs are typically 100% of base salary. AEIs are paid in RSAs that vest over a period of three years. Awards are determined judgmentally based on the NEOs' job responsibilities and performance expectations. The value of RSAs issued to NEOs in 2023 applicable to 2022 performance is detailed below in the Executive Compensation Summary table.

Retirement Benefits

We maintain a 401(k) plan that allows employees (including our NEOs) to accumulate assets to fund their retirement benefits. The 401(k) plan allows us to maintain a competitive retirement package. The 401(k) plan is available to all employees who have completed at least 30 days of service. Our executive officers may participate in the 401(k) Plan. The matching contributions to the 401(k) Plan are discretionary based on the profitability of NV5. Historically, contributions to the 401(k) Plan have been made 100% in cash into the plan or restricted stock through the NV5 Incentive Plan.

The 401(k) Plan is intended to qualify under Sections 401(a) and 501(a) of the Code. As such, contributions to the 401(k) Plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) Plan, and all contributions are deductible by us when made. The 401(k) Plan also allows post-tax contributions. The amounts of our matching contributions for our NEOs for 2023, 2022, and 2021 under the 401(k) Plan are included in the “All Other Compensation” column of the Summary Compensation Table on page 27.

Perquisites

We provide a limited number of perquisites to our NEOs (a car lease or allowance to all NEOs and a reimbursement of certain aircraft related expenses to Mr. Wright) with the objective of attracting and retaining executive officers in a highly competitive market for executive talent. The total value of perquisites provided to the NEOs during 2023 represented a small fraction of each NEO’s total compensation. These amounts are included in the second to last column of the Summary Compensation Table on page 27 under “All Other Compensation” and related footnotes.

Anti-Hedging and Anti-Pledging Policies

NV5 has a policy prohibiting its directors, management, financial, and other insiders from engaging in transactions in NV5 securities or derivatives of NV5 securities that might be considered hedging, or from holding NV5 securities in margin accounts or pledging NV5 securities as collateral for a loan.

Clawback Policy

We maintain a clawback policy whereby the Company is required to seek recovery of excessive incentive-based compensation from any current or former Officer in the event of a material restatement, whether intentional or not, of the Company's consolidated financial statements. On October 10, 2023, the Board adopted an Executive Compensation Clawback Policy in accordance with NASDAQ Listing Requirements which was filed with the SEC as Exhibit 97.1 to our 2023 Annual Report on Form 10-K. This policy describes the circumstances under which excessive incentive-based compensation awarded to current or former Officers of the Company is subject to such recoupment.

Termination of Employment and Change in Control Agreements

Employment Agreements

We generally negotiate employment agreements with our NEOs. The objective of these arrangements is to secure qualified executive officers for leadership positions in our organization as well as to protect our business and intellectual property by restrictive covenants, including non-competition covenants, contained in the agreements. As of April 29, 2024, we had employment agreements with all our NEOs for their current positions. See “Executive Employment Agreements” below.

Our employment agreements provide for the payment of certain compensation and benefits in the event of termination of an executive’s employment following a change in control of NV5. The amount payable varies depending upon the reason for the payment. Providing for payments upon a change in control helps preserve NV5’s value by reducing any incentive for key executive officers to seek employment elsewhere if a change in control of NV5 is proposed or becomes likely. Moreover, on an ongoing basis, these arrangements help maintain the continuity of our management team, which we view as a driver of shareholder value. See “Change in Control Provisions, Severance Benefits and Employment Agreements,” below for a description of these provisions and a calculation of the amounts that would be payable thereunder if a change in control of NV5 had occurred on December 30, 2023.

Accounting for Share-Based Compensation

Before authorizing AEIs or other equity-based compensation awards, the Compensation Committee considers the accounting impact of the award as structured and under various other scenarios to analyze the expected impact of the award.

Independent Oversight and Expertise

NV5’s Compensation Committee, which is comprised solely of independent directors, has responsibility for overseeing our executive compensation program. The charter of the Compensation Committee gives it the authority, in its sole discretion and at NV5’s expense, to obtain advice and assistance from external advisors. The Committee may retain and terminate any compensation consultant or other external advisor and has sole authority to approve any such advisor's fees and other terms and conditions of the retention. In retaining its advisors, the Committee must consider each advisor's independence from management.

In 2023, the Compensation Committee engaged Meridian as its compensation consultant to assist and advise the Compensation Committee on executive and director compensation matters. Meridian and the Compensation Committee have the following protocols in place to ensure their independence from management:

•The Compensation Committee has the sole authority to select, retain, and terminate Meridian, as well as authorize Meridian's fees and determine the other terms and conditions that govern the engagement.

•The Compensation Committee directs Meridian on the process for delivery and communication of its work product, including its analyses, findings, conclusions, and recommendations.

•In the performance of its duties, Meridian is accountable and reports directly to the Compensation Committee.

•The Compensation Committee may consult with Meridian at any time, with or without members of management present, at the Compensation Committee's sole discretion.

Prior to engaging Meridian, the Compensation Committee evaluated Meridian’s independence by taking into account the six independence factors set forth under NASDAQ rules applicable to listed companies. The Compensation Committee also obtained a representation letter from Meridian addressing these six factors and certain other matters related to its independence. Based on the Compensation Committee's evaluation of these factors and the representations from Meridian, the Compensation Committee concluded that Meridian is an independent adviser and has no conflicts of interest with us.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis (CD&A) required by Item 402(b) of Regulation S-K with management and, based on its review and these discussions, has recommended to the Board of Directors that the CD&A be included or incorporated by reference in our fiscal year 2023 Annual Report on Form 10-K and this 2024 Proxy Statement.

The Compensation Committee welcomes feedback regarding our executive compensation program. Stockholders may communicate with the Committee by writing to the Compensation Committee Chair, c/o MaryJo O’Brien, Corporate Secretary.

Denise Dickins (Chair)
William D. Pruitt
Brian C. Freckmann

This Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof, unless specifically incorporated by reference therein.

EXECUTIVE COMPENSATION

Compensation of Named Executive Officers

The following table sets forth information concerning the compensation earned during the fiscal years ended December 30, 2023, December 31, 2022, and January 1, 2022 by our NEOs.

EXECUTIVE COMPENSATION SUMMARY TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($) (1)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (3)	Total ($)
Dickerson Wright	2023	$749,014	-	$1,663,424	-	-	-	$34,947	$2,447,385
Chief Executive Officer	2022	$702,752	-	$1,848,517	-	-	-	$40,269	$2,591,538
and Chairman	2021	$650,923	-	$1,500,739	-	-	-	$51,309	$2,202,971

Alexander A. Hockman	2023	$475,010	-	$388,979	-	-	-	$15,710	$879,699
Chief Operating Officer and	2022	$470,200	-	$412,659	-	-	-	$16,132	$898,991
President	2021	$439,618	-	$303,299	-	-	-	$13,980	$756,897

Richard Tong	2023	$372,311	-	$288,629	-	-	-	$2,790	$663,730
Executive Vice President	2022	$356,159	-	$334,195	-	-	-	$1,312	$691,666
and General Counsel	2021	$330,308	-	$277,265	-	-	-	$690	$608,263

Donald C. Alford	2023	$354,994	-	$301,050	-	-	-	$2,472	$658,516
Executive Vice President	2022	$352,110	-	$332,289	-	-	-	$2,472	$686,871
	2021	$334,808	-	$274,376	-	-	-	$2,472	$611,656

Edward H. Codispoti	2023	$396,540	-	$401,400	-	-	-	$7,428	$805,368
Chief Financial Officer	2022	$370,195	-	$410,192	-	-	-	$6,690	$787,077
	2021	$341,347	-	$274,376	-	-	-	$6,690	$622,413

(1)Performance-based bonuses are generally paid under our Bonus Plan and reported as Non-Equity Incentive Plan Compensation. Except as otherwise noted, amounts reported as Bonus represent discretionary bonuses awarded by the Compensation Committee in addition to the amount (if any) earned under the Bonus Plan.

(2)Represents restricted stock awards granted in 2023, 2022, and 2021 pursuant to our 2023 Equity Incentive Plan. The aggregate grant date fair value of such awards were computed in accordance with Financial Accounting Standards Board ASC Topic 718, Stock Compensation (ASC Topic 718), and do not take into account estimated forfeitures related to service-based vesting conditions, if any. These amounts do not represent actual amounts paid or to be realized. Amounts shown are not necessarily indicative of values to be achieved, which may be more or less than the amounts shown as awards are subject to time-based vesting.

(3)Consists of group term life insurance premiums for all Named Executive Officers, reimbursements for Mr. Wright's auto lease payments, and car allowance payments made by us for Messrs. Hockman and Codispoti.

For a discussion of the material terms of each NEO’s employment agreement, see the “Executive Employment Agreements” section below.

Pay Ratio Disclosure
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the ratio of the annual total compensation of our Executive Chairman, Mr. Dickerson Wright, to that of our median employee (excluding our Executive Chairman). The pay ratio was calculated in a manner consistent with Item 402(u) of Regulation S-K and based upon our reasonable judgment and assumptions. For fiscal year 2023, Mr. Wright’s annual total compensation was $2,447,385, the median employee compensation was $82,951 and our estimate of the CEO pay ratio was 29.5:1.
To determine our median employee, we reviewed compensation data from the NV5 global employee population on December 29, 2023. We determined that, as of December 29, 2023, our employee population for pay ratio disclosure purposes consisted of approximately 4,100 global employees. We applied the 5% exclusion rule to employees in certain jurisdictions outside of the U.S., which eliminated 171 employees in the following countries: United Arabs Emirates - 49, Malaysia - 47, Macau - 6, Singapore - 43, China - 20, and Canada - 6. We also excluded employees of Axim Geospatial, LLC, the Visual Information Solutions commercial technology and software business ("VIS") acquired from L3 Harris, Bromley Cook Engineering, Inc., Diversified Construction Services, Inc., Gaudet Associates, Inc., Red Technologies (S) Pte. Ltd and Red Technologies (M) Sdn. Bhd., and Technical Design Services, Inc. as permitted by SEC rules in light of our acquisition of these companies in 2023. To identify the median employee, earnings during the 52-week period of January 1, 2023 to December 29, 2023 were reviewed. For employees who worked a partial year because of a hire date that fell after the start of the fiscal year, earnings were annualized.
The SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information with respect to the value of all outstanding equity awards previously awarded to our NEOs as of December 30, 2023.

Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) exercisable	Number of Securities Underlying Unexercised Options (#) unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)(1)	Market Value of Shares or Units of Stock that Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
Dickerson Wright	—	—	—	—	—	48,473	$5,386,320	—	—
Richard Tong	—	—	—	—	—	8,707	$967,522	—	—
Alexander A. Hockman	—	—	—	—	—	10,638	$1,182,095	—	—
Donald C. Alford	—	—	—	—	—	8,786	$976,300	—	—
Edward H. Codispoti	—	—	—	—	—	10,419	$1,157,759	—	—

(1)The grant dates and vesting dates for such unvested shares are as follows:

	05/14/2021	06/11/2021	03/03/2022	05/13/2022	06/13/2023	06/26/2023	Total No. of Shares
Dickerson Wright	45	16,835	15,000	22	16,500	71	48,473
Richard Tong	33	3,086	2,700	17	2,800	71	8,707
Alexander A. Hockman	45	3,367	3,333	22	3,800	71	10,638
Donald C. Alford	—	3,086	2,700	—	3,000	—	8,786
Edward H. Codispoti	—	3,086	3,333	—	4,000	—	10,419
Vesting Date	05/14/2024	06/11/2024	03/03/2025	05/13/2025	06/13/2026	06/26/2026
	(three-year cliff vesting)	(three-year cliff vesting)	(three-year cliff vesting)	(three-year cliff vesting)	(three-year cliff vesting)	(three-year cliff vesting)

(2)Calculated by multiplying the number of restricted shares of common stock held by $111.12 which is the quoted market price per share of our common stock as of December 29, 2023.

Executive Employment Agreements

We have written employment agreements with each of our NEOs that provide for, among other things, the payment of base salary, reimbursement of certain costs and expenses, and for each NEO’s participation in our bonus plan and employee benefit plans.

We entered into employment agreements with Donald Alford effective August 1, 2010, Richard Tong effective October 1, 2010, Dickerson Wright and Alexander Hockman effective March 1, 2024, and Edward Codispoti effective and as amended on June 6, 2019 that govern the terms of their respective service with us. Mr. Wright’s and Mr. Hockman's employment agreements each provide for an initial term of two years with (in the case of Mr. Wright's agreement) automatic successive one-year renewal terms, unless earlier terminated in accordance with the terms of such employment agreement. Mr. Codispoti's employment agreement provides for an initial term of one year with automatic successive one-year renewal terms, unless earlier terminated in accordance with the terms of such employment agreement. The employment agreements with all our other NEOs provide for a term of employment commencing on the date of the agreement and continuing until we or the respective NEO provide 30 days written notice of termination to the other party, upon termination by us for Cause (as defined in each NEOs respective employment agreement), or upon the executive’s death or Disability (as defined in each NEOs respective employment agreement).

Except with respect to certain items of compensation, as described below, the terms of each agreement are similar in all material respects.

The employment agreement with Mr. Wright provides for an annual base salary of $800,000, subject to annual review by our Board, and subject to a minimum annual increase equal to 7% effective January 1, 2025, and includes provisions relating to Section 409A of the Code. The employment agreement with Mr. Wright entitles him to receive a performance bonus at the discretion of our Board and to receive reimbursement of all reasonable expenses incurred in connection with our business.

The other NEO employment agreements as amended and modified by annual review by our Board to date, provide for an annual base salary of $360,000 for Mr. Alford, $500,000 for Mr. Hockman, $400,000 for Mr. Tong and $450,000 for Mr. Codispoti, subject to continuing annual review by our Board. Mr. Alford’s agreement entitles him to receive up to a 75% performance bonus based on criteria established upon employment and to receive reimbursement of all reasonable and necessary expenses incurred in connection with our business. Mr. Tong’s employment agreement entitles him to receive up to a 50% performance bonus based on criteria established upon employment and to receive reimbursement of expenses incurred in connection with our business in an amount not to exceed, on an annual basis, 10% of his annual base salary. Mr. Hockman's employment agreement entitles him to receive restricted stock awards of 5,000 shares in each of 2024 and 2025. Mr. Codispoti’s employment agreement entitles such executive to receive up to a 100% performance bonus based on criteria established upon employment and to receive reimbursement of expenses incurred in connection with our business.

Each of Messrs. Alford’s, Tong’s, Hockman’s and Codispoti's employment agreements provides that in the event of a Change in Control (as defined below), during the term of such executive’s employments we are obligated to pay such executive a single lump sum payment, within 30 days of the termination of such executive’s employment, equal to (1) one year of executive's base salary, plus any unused vacation pay for the year immediately preceding the year in which the executive's employment is terminated, which shall be paid in a lump sum; and (2) the monthly COBRA premiums for the executive, for a period of one year following termination. Further, if a Change in Control occurs during such executive’s employment, then such executive’s equity awards, if any, shall immediately vest, notwithstanding any other provision in such respective equity award agreement to the contrary. A “Change in Control” means approval by our stockholders of (1)(a) a reorganization, merger, consolidation or other form of corporate transaction or series of transactions, in each case, with respect to which persons who were our stockholders immediately prior to such transaction do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of Directors of the reorganized, merged or consolidated company’s then outstanding voting securities, in substantially the same proportions as their ownership immediately prior to such transaction, (b) our liquidation or dissolution, or (c) the sale of all or substantially all of our assets (unless such reorganization, merger, consolidation or other corporate transaction, liquidation, dissolution or sale is subsequently abandoned); or (2) the acquisition in a transaction or series or transactions by any person, entity or “group”, within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of more than 50% of either the then outstanding shares of common stock or the combined voting power of our then outstanding voting securities entitled to vote generally in the election of Directors (a “Controlling Interest”), excluding any acquisitions by (a) us or our subsidiaries, (b) any person, entity or “group” that as of the date of the amendments to the employment agreements owns beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act of a Controlling Interest, or (c) any employee benefit plan of ours or our subsidiaries.

Each employment agreement entitles the NEO to receive customary and usual fringe benefits generally available to our executive officers, and to be reimbursed for reasonable out-of-pocket business expenses. Pursuant to Mr. Wright’s employment agreement, we have also agreed to pay monthly management fees to a non-related third party, Chatham Enterprises, LLC, relating to an aircraft in which Mr. Wright has an ownership interest.

Except as described below with respect to Mr. Wright’s employment agreement, the employment agreements prohibit the NEOs from engaging in any work that creates an actual conflict of interest with us, and include customary confidentiality, non-competition and non-solicitation covenants that prohibit such executives, during their employment with us and for 12 months thereafter, from (1) using or disclosing any confidential proprietary information of our Company, (2) engaging in any manner, or sharing in the earnings of or investing in, any person or entity engaged in any business that is in the same line of business as us, (3) soliciting our current customers with whom such executive has contact on our behalf during the two years immediately preceding such executive’s termination and, (4) inducing or attempting to induce any of our employees to leave our employ. In addition, during the NEO’s term of employment and thereafter, the NEO shall not interfere with the business of our company by way of disrupting our relationships with customers, agents, representatives or vendors or disparaging or diminishing the reputation of the Company. Mr. Wright’s employment agreement provides that (a) the foregoing non-competition covenant does not apply following the termination of employment if his employment is terminated without Cause or for Good Reason (each as defined below), (b) the foregoing non-solicitation of employees covenant applies with respect to any current employee or any former employee who was employed by us within the prior six months, and (c) the foregoing non-solicitation of customers covenant applies to all actual or targeted prospective clients of ours to the extent solicited on behalf of any person or entity in connection with any business competitive with our business and requires Mr. Wright to keep confidential any information relating in any manner to the Company’s business relationship with such customers. As consideration and compensation to each NEO (except for Mr. Wright) for, and subject to such NEO’s adherence to certain of the above covenants and limitations, we have agreed that during the one-year non-competition period following each such NEO’s termination, we will continue to pay each such NEO’s base salary in the same manner as if such executive continued to be employed by us.

Unless otherwise noted above, and except for the termination payments pursuant to Mr. Wright’s and Mr. Codispoti's employment agreements as described below, upon termination of employment under the employment agreements, we are only required to pay the terminated NEO such portions of his respective annual base salary that have accrued and remain unpaid through the effective date of such NEO’s termination, and we have no further obligation whatsoever to such NEO other than reimbursement of previously incurred expenses which are appropriately reimbursable under our expense reimbursement policy; provided, however, that in the event of termination of employment due to the death of an NEO, we will continue to pay to such NEO’s estate such NEO’s annual base salary for the period through the end of the calendar month in which such death occurs.

In the event of a merger or consolidation of our Company with another corporation or entity, or if substantially all of our assets are sold or otherwise transferred to another corporation or entity, the provisions of the employment agreements will be binding upon and inure to the benefit of the continuing or surviving corporation.

Change in Control Provisions, Severance Benefits and Employment Agreements

We have not adopted a Company-wide severance policy. With the exception of Mr. Wright’s, Mr. Hockman's and Mr. Codispoti's employment agreements, each of which provide for an initial term and automatic successive renewal terms as described above, all of our NEOs are considered at-will and their employment can be terminated by either us or the employee upon 30 days written notice. While the NEOs’ employment agreements contain provisions related to payments due to such NEO upon a Change in Control of our Company, with the exception of Mr. Wright’s and Mr. Codispoti's employment agreements, the payments to each of the other NEOs during the one-year non-competition period, and the automatic vesting of certain equity awards in the case of Mr. Tong's and Mr. Codispoti's employment agreement in the event of termination without Cause (as defined therein), none of our employment agreements provide for post-termination benefits unrelated to a Change in Control. Mr. Codispoti's employment agreement provides that in the event he is terminated without Cause (as defined therein), we are required pursuant to Mr. Codispoti's employment agreement to provide severance by continuing the payment of his base salary for a period of one year.

The following table sets forth information with respect to the value of payments or vesting acceleration, as applicable, such NEO would be entitled to receive assuming a qualifying termination or Change in Control as defined in each NEO's employment agreement, as applicable, as of December 30, 2023:

Name and Principal Position	Severance Amount ($)		Early Vesting of Stock Options ($)	Early Vesting of Restricted Stock ($)(1)		Continuation of Benefits ($)	Unused Vacation ($)(2)		Total ($)
Dickerson Wright	$2,274,430	(3)	None	$5,386,320	(4)	$41,266	$126,957	(3)	$7,828,973
Richard Tong	$360,000		None	$967,522	(5)	$29,816	$41,851		$1,399,189
Alexander A. Hockman	$475,000		None	$1,182,095	(6)	$20,979	$23,819		$1,701,893
Donald C. Alford	$354,994		None	$976,300	(7)	$—	$39,254		$1,370,548
Edward H. Codispoti	$375,000		None	$1,157,759	(8)	$31,854	$24,413		$1,589,026

(1)Calculated by multiplying the number of restricted shares of common stock held by $111.12, which is the quoted market price per share of our common stock as of December 29, 2023.

(2)NV5 adopted a Flexible Time Off policy effective December 29, 2023.

(3)In accordance with Mr. Wright's Agreement dated November 7, 2018, severance inclusive of employer benefit cost upon termination without cause, resignation for good reason, death or disability will be paid for the longer of (i) the remainder of his employment term or (ii) thirty six months. Mr. Wright signed a new Employment Agreement dated March 1, 2024, under which he would be paid the remainder of the then-current term, plus one year thereafter.

(4)Reflects vesting of 48,473 restricted shares of our common stock.

(5)Reflects vesting of 8,707 restricted shares of our common stock.

(6)Reflects vesting of 10,638 restricted shares of our common stock.

(7)Reflects vesting of 8,786 restricted shares of our common stock.

(8)Reflects vesting of 10,419 restricted shares of our common stock.

Payments made under Mr. Wright’s Employment Agreement

The following discussion applies exclusively to Mr. Wright, our Executive Chairman.

Upon termination for Cause or resignation without Good Reason. In the event Mr. Wright is terminated for Cause or resigns his employment without Good Reason, we are required pursuant to Mr. Wright’s employment agreement to:
•Pay Mr. Wright any unpaid base salary earned through the date of termination or resignation; and
•Reimburse Mr. Wright for reasonable business expenses incurred prior to the date of termination or resignation.
Under Mr. Wright’s employment agreement “Cause” is defined as (1) an action or omission of Mr. Wright which constitutes a willful and material breach of, or failure or refusal (other than by reason of disability) to perform his duties under his employment agreement, which is not cured within 15 days after notice thereof, (2) fraud, embezzlement, misappropriation of funds or breach of trust in connection with his services under Mr. Wright’s employment agreement or (3) conviction of a felony. Under Mr. Wright’s employment agreement, “Good Reason” is defined to include (1) the assignment to the executive of any duties or responsibilities inconsistent in any respect with the executive’s position or a similar position in our company or one of our subsidiaries, or any other action by us, which results in a material diminution in such position, authority, duties or responsibilities, (2) any failure by us to comply with certain provisions of Mr. Wright’s employment agreement, (3) a material breach by us of our obligations to Mr. Wright under his employment agreement (which have not been cured within 30 days after notice of such breach from the executive), and (4) our requiring Mr. Wright to be based at any office or location outside of the area for which he was originally hired to work, except where such change in work location does not represent a material change in the geographic location at which Mr. Wright is required to provide services

Upon termination without Cause, resignation for Good Reason, death or disability. In the event Mr. Wright is terminated without Cause or resigns his employment for Good Reason (including, in either case, following a Change of Control) or dies or becomes disabled, we are required pursuant to Mr. Wright’s employment agreement to:
•Pay Mr. Wright any unpaid base salary earned through the date of termination or resignation
•Continue to pay Mr. Wright’s base salary for the remainder of the then-current term, plus one year thereafter (the "Continuation Period")
•Continue to provide Mr. Wright with the benefits he was receiving prior to termination for a period of time equal to the Continuation Period, if participation in any such plan is not possible, Mr. Wright would have the option to elect continuation of such benefits under COBRA. In the event the Company is unable to provide such benefits then the Company shall pay the Mr. Wright (or his estate, as applicable) cash equal to the value of the benefit that otherwise would have accrued for the executive’s benefit under such plan for the period during which such benefits could not be provided under the plan
•Reimburse Mr. Wright for reasonable business expenses incurred prior to the date of termination or resignation
•Pay Mr. Wright (or his estate, as applicable) for any unused vacation days within 30 days of the date of termination or resignation
Upon Mr. Wright’s termination without Cause (including following a Change of Control) or in the event Mr. Wright resigns for Good Reason following a Change of Control, Mr. Wright’s stock options shall immediately vest, notwithstanding any provisions of such stock option agreements to the contrary.

A “Change in Control” will be deemed to occur pursuant to Mr. Wright’s employment agreement in the event the stockholders of our Company approve (1) the sale of substantially all of our assets, (2) our liquidation or dissolution or (3) a merger or other similar transaction which would result in our stockholders prior to the transaction owning 50% or less of the combined voting power of the merged entity immediately following the transaction. In addition, with certain exceptions, a Change in Control will be deemed to occur upon any person or group’s acquisition of more than 50% of our outstanding shares of common stock or voting power.

Under the provisions of Mr. Wright’s employment agreement, if a Change in Control occurs during his term of employment, any stock options held by Mr. Wright shall immediately vest, notwithstanding any provisions of such stock option agreements to the contrary.

Equity Incentive Compensation Plan Information

We currently maintain one compensation plan, the 2023 Equity Incentive Plan, that provides for the issuance of our common stock to officers and other employees, Directors and consultants, which has been approved by our stockholders. As of December 30, 2023, 2,148,474 shares of common stock are authorized and reserved for future issuance under the 2023 Equity Incentive Plan. The shares available are not reduced by awards settled in cash or by shares withheld to satisfy tax withholding obligations. Only the net number of shares issued upon the exercise of stock appreciation rights or options exercised by means of a net exercise or by tender of previously owned shares are deducted from the shares available under the 2023 Equity Incentive Plan.

The following table sets forth information regarding outstanding rights and shares reserved for future issuance under the 2023 Equity Incentive Plan as of December 30, 2023:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a)) (c)
Equity compensation plans approved by stockholders	25,000 (1)	-(2)	2,148,474
Equity compensation plans not approved by stockholders	-	-	-
Total	25,000	-	2,148,474

(1)Consists of shares that may be issued under restricted stock unit awards under the 2023 Equity Incentive Plan. The Company also has 689,360 weighted shares of unvested restricted common stock outstanding, which are not included in column (a).

(2)The weighted average exercise price does not take into account the shares issuable for no consideration upon the vesting and delivery of outstanding restricted stock unit awards.

Compensation of Directors

We pay our non-employee Directors an annual cash retainer of $60,000 for their Board service, payable in quarterly cash installments, or in common stock of the Company, at the Director's sole discretion. Each non-employee Director may elect once a year to receive stock in lieu of the cash retainer. In addition, each non-employee Director receives, upon his or her initial appointment to our Board, 1,000 restricted stock units and for each subsequent election to serve an additional one-year term, an equity award under our 2023 Equity Incentive Plan of 1,500 restricted stock units. Such equity awards are subject to a one-year vesting requirement and are generally made by our Board within sixty days of such appointment or election. We reimburse all of our Directors for reasonable expenses incurred to attend our Board and Board committee meetings.

The following table sets forth information concerning the compensation earned during fiscal year 2023 by each individual who served as a non-employee Director at any time during the fiscal year 2023:

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(3)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Laurie Conner	$60,000	(1)	$148,875	(4)	—	—	—	—	$208,875
William D. Pruitt	$60,000	(1)	$148,875		—	—	—	—	$208,875
Denise Dickins	$60,000	(1)	$148,875		—	—	—	—	$208,875
Brian C. Freckmann	$60,000	(2)	$148,875		—	—	—	—	$208,875
François Tardan	$60,000	(2)	$148,875		—	—	—	—	$208,875

(1)Reflects $60,000 retainer payable at the director’s request in cash.
(2)Reflects $60,000 retainer payable at the director’s request in common stock.
(3)Reflects grant date value of 1,500 restricted stock units granted on August 29, 2023 to Messrs. William D. Pruitt, Brian C. Freckmann, and Francois Tardan, Ms. Laurie Conner, and Dr. Denise Dickins, with each vesting on June 17, 2024 but are not issuable to each such Director until the earlier of: (i) such Director’s separation from service to the Company, (ii) immediately prior to consummation of a Change of Control (as defined in the Restricted Stock Units Agreement, dated August 29, 2023, between the Company and each such Director), or (iii) August 29, 2026.
(4)Laurie Conner resigned from the NV5 Board of Directors in January 2024, therefore, restricted stock units granted on August 29, 2023 did not vest and were forfeited.

PAY VERSUS PERFORMANCE

The following table sets forth information regarding the Company's performance and the "compensation actually paid" to our NEOs, as calculated in accordance with SEC disclosure rules:

					Value of Initial Fixed $100 Investment based on: (4)
Year (1)	Summary Compensation Table Total for CEO (2)	Compensation Actually Paid to CEO (3)	Average Summary Compensation Table Total for Other NEOs (2)	Average Compensation Actually Paid to Other NEOs (3)	TSR	Peer Group TSR	Net Income (in thousands)	Revenue (in thousands) (5)	Adjusted EBITDA (in thousands) (5)
2023	$2,447,385	$1,525,153	$751,828	$569,208	$220.26	$256.81	$44,613	$861,739	$137,873
2022	$2,591,538	$2,516,422	$766,151	$747,722	$262.28	$202.77	$49,973	$786,778	$135,183
2021	$2,202,971	$4,461,757	$649,807	$1,114,013	$273.78	$177.81	$47,147	$706,706	$132,890
2020	$1,659,815	$2,577,047	$558,375	$753,698	$156.15	$122.84	$21,018	$659,296	$105,448

(1)Mr. Dickerson Wright served as the CEO for the entirety of 2023, 2022, 2021, and 2020. Messrs. Alexander A. Hockman, Richard Tong, Donald Alford, and Edward H. Codispoti all served as Other NEOs for the entirety of 2023, 2022, 2021, and 2020.

(2)Amounts reported in this column represent (i) the total compensation reported in the Summary Compensation Table ("SCT") for the applicable year for Mr. Dickerson Wright and (ii) the average of the total compensation reported in the SCT for the NEOs listed in footnote 1 for each applicable year.

(3)To calculate compensation actually paid, adjustments were made to the amounts reported in the SCT for the applicable year. A reconciliation of the adjustments for Mr. Dickerson Wright and for the average of the other NEOs is set forth following the footnotes to this table.

(4)Pursuant to rules of the SEC, the comparison assumes $100 was invested on December 31, 2019 in our common stock. The Peer Group TSR set forth in this table utilizes the S&P Composite 1500 Construction & Engineering Index (assuming reinvestment of all dividends). Historical stock price performance is not necessarily indicative of future stock performance.

(5)As noted in the Compensation Discussion and Analysis, Revenue and Adjusted EBITDA represent the two performance metrics used for determining AEIs under the Company's 2023 Equity Incentive Plan. See Appendix A for a reconciliation of GAAP to Non-GAAP measures used in this 2024 Proxy Statement.

Reconciliation of Compensation Actually Paid

	CEO
Year	Reported SCT Total for CEO	Reported SCT Value of Equity Awards (1)	Fair Value at Year-End of Equity Awards Granted in Current Year that were Unvested at Year-End (2)	Fair Value at Year-End of Equity Awards Granted in Prior Years that were Unvested at Year-End (3)	Fair Value at Vesting Date of Equity Awards Granted in Prior Years that Vested During the Current Year (4)	Compensation Actually Paid
2023	$2,447,385	$(1,663,424)	$1,841,370	$(676,322)	$(423,856)	$1,525,153
2022	$2,591,538	$(1,848,517)	$1,987,711	$(214,310)	$—	$2,516,422
2021	$2,202,971	$(1,500,739)	$2,331,466	$1,190,954	$237,105	$4,461,757
2020	$1,659,815	$(989,917)	$1,581,115	$489,653	$(163,619)	$2,577,047

(1)The reported value of equity awards represents the grant date fair value of equity awards as reported in the Stock Awards column in the SCT for the applicable year.

(2)The year-end fair value of equity awards granted in the applicable year that were unvested as of year-end of the applicable year.

(3)The amount of change in fair value as of the end of the applicable year (from the end of the prior fiscal year) of equity awards granted in prior years that were unvested as of year-end of the applicable year. For 2023, the decrease is due to a decline in the common stock price from $132.32 at December 30, 2022, to $111.12 at December 29, 2023, which impacted the fair value of unvested restricted stock.

(4)For equity awards granted in prior years that vested in the applicable year, the amount equal to the change in fair value as of the vesting date (from the end of the prior fiscal year).

	Other NEOs
Year	Average Reported SCT Total for Other NEOs	Average Reported SCT Value of Equity Awards (1)	Average Fair Value at Year-End of Equity Awards Granted in Current Year that were Unvested at Year-End (2)	Average Fair Value at Year-End of Equity Awards Granted in Prior Years that were Unvested at Year-End (3)	Average Fair Value at Vesting Date of Equity Awards Granted in Prior Years that Vested During the Current Year (4)	Average Compensation Actually Paid to Other NEOs
2023	$751,828	$(345,014)	$381,753	$(131,482)	$(87,877)	$569,208
2022	$766,151	$(372,334)	$400,433	$(42,518)	$(4,010)	$747,722
2021	$649,807	$(282,329)	$438,635	$261,393	$46,507	$1,114,013
2020	$558,375	$(205,041)	$327,331	$103,788	$(30,755)	$753,698

(1)The reported average value of equity awards represents the grant date fair value of equity awards as reported in the Stock Awards column in the SCT for the applicable year.

(2)The average year-end fair value of equity awards granted in the applicable year that were unvested as of year-end of the applicable year.

(3)The average amount of change in fair value as of the end of the applicable year (from the end of the prior fiscal year) of equity awards granted in prior years that were unvested as of year-end of the applicable year. For 2023, the decrease is due to a decline in the common stock price from $132.32 at December 30, 2022, to $111.12 at December 29, 2023, which impacted the fair value of unvested restricted stock.

(4)For equity awards granted in prior years that vested in the applicable year, the average amount equal to the change in fair value as of the vesting date (from the end of the prior fiscal year).

Relationship Between Pay and Performance

The following graphs describe the relationship between the Compensation Actually Paid ("CAP") to our CEO and the average of the CAP to our other NEOs and our: (i) cumulative TSR, (ii) net income, and (iii) each of the performance measures set forth in the Pay Versus Performance table above (revenue and adjusted EBITDA). An additional graph depicts the relationship between the Company's cumulative TSR and our peer group's cumulative TSR.

CAP vs. NV5 TSR
CAP ($ in thousands)
Return ($)
$156
$274
$262
$220
$2,577
$754
$4,462
$1,114
$2,516
$748
$1,525
$569
2020
2021
2022
2023
Compensation Actually Paid to CEO
Average Compensation Actually Paid to Other NEOs
NV5 TSR

CAP vs. Net Income
CAP ($ in thousands)
Net Income ($ in thousands)
$21,018
$47,147
$49,973
$44,613
$2,577
$754
$4,462
$1,114
$2,516
$748
$1,525
$569
2020
2021
2022
2023
Compensation Actually Paid to CEO
Average Compensation Actually Paid to Other NEOs
Net Income

CAP vs. Revenue
$659,296
$706,706
$786,778
$861,739
$2,577
$754
$4,462
$1,114
$2,516
$748
$1,525
$569
2020
2021
2022
2023
CAP ($ in thousands)
Revenue ($ in thousands)
Compensation Actually Paid to CEO
Average Compensation Actually Paid to Other NEOs
Revenue

CAP vs. Adjusted EBITDA
CAP ($ in thousands)
Adjusted EBITDA ($ in thousands)
$105,448
$132,890
$135,183
$137,873
$2,577
$754
$4,462
$1,114
$2,516
$748
$1,525
$569
2020
2021
2022
2023
Compensation Actually Paid to CEO
Average Compensation Actually Paid to Other NEOs
Adjusted EBITDA

NV5 TSR vs. Peer Group TSR
Return on $100 Investment ($)
$156
$274
$262
$220
$123
$178
$203
$257
2020
2021
2022
2023
NV5 TSR
Peer Group TSR

List of Most Important Financial Performance Measures

The following were the most important unranked financial performance measures used by the Company to link Compensation Actually Paid to NEOs to the Company's performance for the most recently completed fiscal year:

•Revenue
•Adjusted EBITDA

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to us regarding the beneficial ownership of our common stock as of April 23, 2024 by: (i) each stockholder who is known by us to beneficially own more than 5% of our common stock, (ii) each of our Directors and Director nominees, (iii) each of our Named Executive Officers listed in the “Summary Compensation Table” included elsewhere in this 2024 Proxy Statement currently serving, and (iv) all of our Directors, Director nominees, and executive officers as a group.

The information in the following table has been presented in accordance with the rules of the SEC. Under such rules, beneficial ownership of a class of capital stock includes any shares of common stock of such class as to which a person, directly or indirectly, has or shares voting power or investment power and also any shares as to which a person has the right to acquire such voting or investment power within 60 days through the exercise of any stock option, warrant, or other right. If two or more persons share voting power or investment power with respect to specific securities, each such person is deemed to be the beneficial owner of such securities. Except as otherwise indicated, the address of each of the individuals and entities named below is 200 South Park Road, Suite 350, Hollywood, Florida 33021.

	Beneficially Owned (1)
	Amount and Nature of Beneficial Ownership (2)	Percent of Class (3)
Directors, Director Nominee, and Named Executive Officers:
Donald C. Alford (4)	33,093	*
Alexander A. Hockman (5)	77,545	*
William D. Pruitt (6)	22,641	*
François Tardan (7)	6,161	*
Richard Tong (8)	19,407	*
Dickerson Wright (9)	1,742,328	10.8%
MaryJo E. O’Brien (10)	65,705	*
Edward H. Codispoti (11)	17,689	*
Denise Dickins (12)	4,000	*
Brian C. Freckmann (13)	5,634	*
All Directors, Director Nominee, and Named Executive Officers as a group (10 persons) (14)	1,994,203	12.4%

5% Holders
Blackrock, Inc. (15)	2,217,509	13.7%
The Vanguard Group (16)	950,403	5.9%
_____________________
*    Less than 1%.

(1)Except as otherwise indicated, the persons named in the above table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the following footnotes to this table.

(2)Under the rules of the SEC, a person is deemed to be the beneficial owner of shares that can be acquired by such person within 60 days upon the exercise of options or warrants.

(3)Calculated on the basis of 16,137,949 shares of common stock outstanding as of the Record Date. The percentage of beneficial ownership as to any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days after such date, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days after such date. Consequently, the denominator for calculating beneficial ownership percentages may be different for each beneficial owner.

(4)Includes: (i) 10,786 shares of restricted stock which are forfeitable until vested, and (ii) 2,541 shares of our common stock held by Mr. Alford’s spouse’s IRA, of which Mr. Alford disclaims beneficial ownership.

(5)Includes 15,638 shares of restricted stock which are forfeitable until vested.

(6)Includes 15,500 shares of our common stock held by Pruitt Enterprises, LP. Mr. Pruitt is the President of Pruitt Ventures, Inc., which is the general partner of Pruitt Enterprises, LP and has voting and dispositive power with respect to these shares, 500 shares of our common stock held by Mr. Pruitt's spouse's living trust, of which Mr. Pruitt disclaims beneficial ownership, 141 shares of our common stock held by The William D. Pruitt Jr. Living Trust, and 6,500 shares of our common stock held by Mr. Pruitt. Mr. Pruitt disclaims beneficial ownership except to the extent of any indirect pecuniary interest therein. Includes 1,500 restricted stock units issued on August 29, 2023 that will vest on June 17, 2024 (subject to Mr. Pruitt's continued service as a Director as of such date), the shares underlying the restricted stock units are not issuable to Mr. Pruitt until the earlier of (x) his separation from service as a Director, (y) immediately prior to consummation of a Change of Control (as defined in the restricted stock units agreement), or (z) August 29, 2026, 1,500 restricted stock units issued on August 1, 2022 that vested on June 12, 2023, the shares underlying the restricted stock units are not issuable to Mr. Pruitt until the earlier of (x) his separation from service as a Director, (y) immediately prior to consummation of a Change of Control (as defined in the restricted stock units agreement), or (z) August 1, 2025, 1,500 restricted stock units issued on September 24, 2021 that vested on June 8, 2022, the shares underlying the restricted stock units are not issuable to Mr. Pruitt until the earlier of (x) his separation from service as a Director, (y) immediately prior to consummation of a Change of Control (as defined in the restricted stock units agreement), or (z) September 24, 2024, 1,000 restricted stock units that vested on June 4, 2021, 1,000 restricted stock units that vested on August 21, 2020, 1,000 restricted stock units that vested on June 7, 2019, and 1,000 restricted stock units that vested on June 8, 2018. Once vested, the shares underlying the restricted stock units are not issuable to Mr. Pruitt until the earlier of (x) his separation from service as a Director, (y) immediately prior to consummation of a Change of Control (as defined in the restricted stock units agreement), or (z) October 22, 2023 (for the restricted stock units that vested on June 4, 2021), July 1, 2022 (for the restricted stock units that vested on August 21, 2020), July 13, 2021 (for the restricted stock units that vested on June 7, 2019) and July 24, 2020 (for the restricted stock units that vested on June 8, 2018), but are no longer subject to any conditions.

(7)Includes 6,161 shares of common stock held by Mr. Tardan. Includes 1,500 restricted stock units issued on August 29, 2023 that will vest on June 17, 2024 (subject to Mr. Tardan's continued service as a Director as of such date), the shares underlying the restricted stock units are not issuable to Mr. Tardan until the earlier of (x) his separation from service as a Director, (y) immediately prior to consummation of a Change of Control (as defined in the restricted stock units agreement), or (z) August 29, 2026, 1,500 restricted stock units issued on August 1, 2022 that vested on June 12, 2023, the share underlying the restricted stock units are not issuable to Mr. Tardan until the earlier of (x) his separation from service as a Director, (y) immediately prior to consummation of a Change of Control (as defined in the restricted stock units agreement, or (z) August 1, 2025, 1,500 restricted stock units issued on September 24, 2021 that vested on June 8, 2022, the share underlying the restricted stock units are not issuable to Mr. Tardan until the earlier of (x) his separation from service as a Director, (y) immediately prior to consummation of a Change of Control (as defined in the restricted stock units agreement, or (z) September 24, 2024, 1,000 restricted stock units that vested on June 4, 2021, 1,000 restricted stock units that vested on August 21, 2020, 1,000 restricted stock units that vested on June 7, 2019, and 1,000 restricted stock units that vested on June 8, 2018. Once vested, the shares underlying the restricted stock units are not issuable to Mr. Tardan until the earlier of (x) his separation from service as a Director, (y) immediately prior to consummation of a Change of Control (as defined in the restricted stock units agreement), or (z) July 13, 2023 (for the restricted stock units that vested on June 4, 2021), July 1, 2022 (for the restricted stock units that vested on August 21, 2020), July 13, 2021 (for the restricted stock units that vested on June 7, 2019) and July 24, 2020 (for the restricted stock units that vested on June 8, 2018), but are no longer subject to any conditions.

(8)Includes 11,407 shares of restricted stock which are forfeitable until vested.

(9)Includes: (i) 505,800 shares of Common Stock held by the Wright Family Trust dated December 12, 1990; (ii) 309,132 shares of Common Stock held by the Lauren Wright Trust UAD the Dickerson Wright 2010 GRAT dated June 28, 2010; (iii) 309,132 shares of Common Stock held by the Stephanie Wright Trust UAD the Dickerson Wright 2010 GRAT dated June 28, 2010; (iv) 309,132 shares of Common Stock held by the Lauren Wright Trust UAD the Katherine Wright 2010 GRAT dated June 28, 2010; and (v) 309,132 shares of Common Stock held by the Stephanie Wright Trust UAD the Katherine Wright 2010 GRAT dated June 28, 2010. Includes 63,473 shares of restricted stock which are forfeitable until vested.

(10)Includes 11,718 shares of restricted stock which are forfeitable until vested.

(11)Includes 14,419 shares of restricted stock which are forfeitable until vested.

(12)Includes 1,500 restricted stock units issued on August 29, 2023 that will vest on June 17, 2024 (subject to Dr. Dickins's continued service as a Director as of such date), the shares underlying the restricted stock units are not issuable to Dr. Dickins until the earlier of (x) her separation from service as a Director, (y) immediately prior to consummation of a Change of Control (as defined in the restricted stock units agreement), or (z) August 29, 2026, 1,500 restricted stock units that were issued on August 1, 2022 that vested on June 12, 2023, the shares underlying the restricted stock units are not issuable to Dr. Dickins until the earlier of (x) her separation from service as a Director, (y) immediately prior to consummation of a Change of Control (as defined in the restricted stock units agreement, or (z) August 1, 2025, and 1,000 restricted stock units that were issued on September 24, 2021. The restricted stock units vested on June 8, 2022. The shares underlying the restricted stock units are not issuable to Dr. Dickins until the earlier of (x) her separation from service as a Director, (y) immediately prior to consummation of a Change of Control (as defined in the restricted stock units agreement), or (z) September 24, 2024 (for the restricted stock units that vested on June 8, 2022).

(13)Includes 5,634 shares of common stock held by Mr. Freckmann. Includes 1,500 restricted stock units issued on August 29, 2023 that will vest on June 17, 2024 (subject to Mr. Freckmann's continued service as a Director as of such date), the shares underlying the restricted stock units are not issuable to Mr. Freckmann until the earlier of (x) his separation from service as a Director, (y) immediately prior to consummation of a Change of Control (as defined in the restricted stock units agreement), or (z) August 29, 2026, 1,500 restricted stock units issued on September 24, 2021 that vested on June 8, 2022, the shares underlying the restricted stock units are not issuable to Mr. Freckmann until the earlier of (x) his separation from service, (y) immediately prior to consummation of a Change of Control (as defined in the restricted stock units agreement), or (z) September 24, 2024, and 1,500 restricted stock units issued on August 1, 2022 that vested on June 12, 2023, the shares underlying the restricted stock units are not issuable to Mr. Freckmann until the earlier of (x) his separation from service, (y) immediately prior to consummation of a Change of Control (as defined in the restricted stock units agreement), or (z) August 1, 2025.

(14)See footnotes 4 through 13 above.

(15)The address of Blackrock, Inc. is 50 Hudson Yards, New York, NY 10001. Based on a Schedule 13G/A filed on January 23, 2024 (the “Blackrock 13G”). According to the BlackRock 13G, includes sole voting power with respect to 2,183,341 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 2,217,509 shares, and shared dispositive power with respect to 0 shares.

(16)The address of The Vanguard Group is 100 Vanguard Blvd, Malvern, PA 19355. Based on the Schedule 13G/A filed on February 13, 2024 (the "Vanguard 13G"). According to the Vanguard 13G, includes sole voting power with respect to 0 shares, shared voting power with respect to 23,888 shares, sole dispositive power with respect to 914,113 shares, and shared dispositive power with respect to 36,290 shares.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company has a written policy with respect to transactions involving related persons, the Policies and Procedures with Respect to Transactions with Related Persons. Pursuant to such policy, our executive officers, Directors and principal stockholders, including their immediate family members and affiliates, are not permitted to enter into a related person transaction with us (as described below) without the prior consent of our Audit Committee. Any request for us to enter into a transaction with an executive officer, Director, principal stockholder or any of such persons’ immediate family members or affiliates, in which the amount involved exceeds $120,000, must first be presented to our Audit Committee for review, consideration and approval. All of our Directors and executive officers are required to report to our General Counsel or Chairman of the Audit Committee any such related person transaction. In approving or rejecting the proposed agreement, our Audit Committee considers the facts and circumstances available and deemed relevant to the Audit Committee, including, but not limited to, costs and benefits to us, the terms of the transaction, the availability of other sources for comparable services or products, and, if applicable, the impact on a Director’s independence. Our Audit Committee approves only those agreements that, in light of known circumstances, are in, or are not inconsistent with, our best interests and the best interests of our stockholders, as our Audit Committee determines in the good faith exercise of its discretion. Under the policy, if we discover related person transactions that have not been approved, the Audit Committee will be notified and will determine the appropriate action, including ratification, rescission or amendment of the transaction.

We have entered into indemnification agreements with our officers and Directors containing provisions that require us, among other things, to indemnify our officers and Directors against certain liabilities that may arise by reason of their status or service as officers or Directors and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Except for the compensation arrangements and other arrangements described in “Executive Compensation” elsewhere in this 2024 Proxy Statement, there were no transactions since January 1, 2023, and there is not currently proposed any transaction or series of similar transactions to which we were or will be a party, in which the amount involved exceeded $120,000 in which any Director, any executive officer, any holder of 5% or more of our capital stock or any member of their immediate family had or will have a direct or indirect material interest.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the fiscal year ended December 30, 2023, the members of our Compensation Committee were Dr. Denise Dickins (Chair), Laurie Conner, and William D. Pruitt. Ms. Conner resigned from the Board in January 2024, and Mr. Brian Freckmann was appointed to the Compensation Committee in March 2024. None of the members of our Compensation Committee are or were employees of the Company, or formerly served as an officer of the Company. Further, none of our executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director or member of our Compensation Committee.

PROPOSAL NO. 3
NON-BINDING ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR
NAMED EXECUTIVE OFFICERS

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act"), we are providing our stockholders with the opportunity to cast a non-binding advisory vote, commonly known as "say-on-pay," to approve the compensation of our named executive officers as disclosed in the "Executive Compensation" section of this 2024 Proxy Statement in accordance with Securities and Exchange Commission rules. As described more fully in this 2024 Proxy Statement, our executive compensation program is designed to attract, motivate, and retain our named executive officers with the skills required to formulate and drive NV5's strategic direction and achieve annual and long-term performance goals necessary to create stockholder value. The program seeks to align executive compensation with stockholder value on an annual and long-term basis through a combination of base pay, annual incentives, and long-term incentives. Under these programs, our named executive officers are rewarded for the achievement of specific annual, long-term and strategic goals, corporate goals, and the realization of increased stockholder value. NV5's Compensation Committee continually reviews the compensation programs for our named executive officers to ensure they achieve the desired goals of aligning our executive compensation structure with our stockholders' interests and current market practices.

NV5 is asking its stockholders to indicate their support of the Company's executive compensation as described in this 2024 Proxy Statement. This say-on-pay proposal gives our stockholders the opportunity to express their views on our executive compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies, and procedures described in this 2024 Proxy Statement. The vote is advisory and therefore is not binding on the Company, our Board, or our Compensation Committee in any way.

The Company is presenting the following resolution which gives you as a stockholder the opportunity to endorse or not endorse our pay program for named executive officers by voting for or against the following resolution. This resolution is required pursuant to Section 14A of the Securities Exchange Act of 1934, as amended. While our Board of Directors intends to carefully consider the stockholder vote resulting from the proposal, the final vote will not be binding on us and is advisory in nature.

"RESOLVED, that the stockholders approve the compensation of the Company's named executive officers, as disclosed in the compensation tables and the related disclosure contained in the 2024 Proxy Statement set forth under the caption "Executive Compensation."

Our Board unanimously recommends a vote in favor of the forgoing resolution by voting "For" this proposal.

PROPOSAL NO. 4
APPROVAL OF AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF
INCORPORATION TO ELIMINATE OR LIMIT THE PERSONAL LIABILITY OF OFFICERS

Background

The State of Delaware, which is our state of incorporation, recently amended Section 102(b)(7) of the Delaware General Corporation Law (“DGCL”) to permit a corporation to eliminate or limit the personal liability of certain officers to the corporation or its stockholders for breaches of the fiduciary duty of care as an officer in certain limited circumstances. We sometimes refer to this elimination or limitation of personal liability as “exculpation” in this proxy statement. Prior to amended DGCL Section 102(b)(7), Delaware law authorized such exculpation for directors but not for officers. Consequently, stockholder plaintiffs have employed a tactic of bringing certain claims that would otherwise be exculpated if brought against directors, against individual officers to avoid dismissal of such claims. The amendment to Section 102(b)(7) of the DGCL was adopted to address inconsistent treatment between officers and directors and address rising litigation and insurance costs for stockholders.

As with directors, the exculpation protection does not apply to an officer’s breaches of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit. Unlike director exculpation, however, the protection for officers under amended DGCL Section 102(b)(7) only permits officer exculpation for direct claims brought by stockholders for breach of an officer’s fiduciary duty of care, including class actions, but does not eliminate an officer’s monetary liability for breach of fiduciary duty claims brought by the corporation itself or for derivative claims brought by stockholders in the name of the corporation. To gain the added protection for our officers, we must amend our Amended and Restated Certificate of Incorporation to add an officer exculpation provision.

An exculpation provision is one of three tools, in addition to indemnification and directors’ and officers’ (“D&O”) liability insurance, that can be used by directors and officers to protect themselves from personal liability incurred as a result of serving as a director or officer of a corporation. In general, exculpation provisions seek to prevent liability attaching to directors or officers in the first instance, while indemnification and D&O insurance seek to compensate and hold directors and officers harmless when they have incurred liability or are faced with defending liability claims. The Board believes it is important to provide not only its directors but also its officers protection from certain liabilities and expenses that may discourage prospective or current officers from serving as officers of the Company. Accordingly, on April 16, 2024, the Board approved, subject to stockholder approval, a proposed amendment to our Amended and Restated Certificate of Incorporation to eliminate or limit the personal liability of our officers, as provided below. In the absence of such protection, the Board believes qualified officers might be deterred from serving as officers of the Company due to potential exposure to personal liability and the risk that substantial expense could be incurred in defending lawsuits, regardless of merit. In approving the proposed amendment, the Board took into account several factors, such as the narrow class and type of claims that such officers would be exculpated from liability pursuant to amended DGCL Section 102(b)(7), the limited number of our officers who would be impacted, and the benefits the Board believes would accrue to us by providing officer exculpation in accordance with DGCL Section 102(b)(7), including, without limitation, the ability to attract and retain key officers and the potential to reduce litigation costs associated with frivolous lawsuits. The Board balanced these considerations with our corporate governance practices and determined that it is advisable and in the best interests of the Company and our stockholders to amend our Certificate of Incorporation to add an officer exculpation provision to eliminate or limit the personal liability of certain officers, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended.

Text of Proposed Officer Exculpation Charter Amendment

Article VIII of our Amended and Restated Certificate of Incorporation currently provides for the exculpation of directors, but does not include a provision that allows for the exculpation of officers. To ensure we are able to attract and retain key officers and in an effort to reduce litigation costs associated with frivolous lawsuits, we propose to add a new Article X to our Amended and Restated Certificate of Incorporation, which would state in its entirety as follows:

“ARTICLE X

To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, an officer of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as an officer; provided, however, that the foregoing shall not eliminate or limit the liability of an officer (i) for any breach of the officer’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for any transaction from which the officer derived an improper personal benefit, or (iv) in any action by or in the right of the Corporation. If the General Corporation Law of the State of Delaware is hereafter amended to permit further elimination or limitation of the personal liability of officers, then the liability of an officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware as so amended. Any repeal or modification of this Article X, or the adoption of any provision of this Amended and Restated Certificate of Incorporation, as amended, inconsistent therewith, by the stockholders of the Corporation or otherwise shall not adversely affect any right or protection of an officer of the Corporation existing at the time of such repeal, modification or adoption of an inconsistent provision. For purposes of this Article X, “officer” shall have the meaning provided in Section 102(b)(7) of the General Corporation Law of the State of Delaware as the same exists or may be hereafter be amended.”

The proposed Certificate of Amendment to our Amended and Restated Certificate of Incorporation (referred to in this Proposal Four as the “Officer Exculpation Certificate of Amendment”) reflecting the foregoing Officer Exculpation Charter Amendment is attached as Appendix B to this proxy statement.

Reasons for the Proposed Officer Exculpation Charter Amendment

The Board believes it is appropriate for public corporations incorporated in states that allow for the limitation of liability of directors and officers to have such a provision in their certificates of incorporation. The nature of the role of directors and officers often requires them to make decisions on crucial matters. Frequently, directors and officers must make decisions in response to time-sensitive opportunities and challenges, which can create substantial risk of investigations, claims, actions, suits or proceedings seeking to impose liability on the basis of hindsight, especially in the current litigious environment and regardless of merit. Limiting concern about personal risk would empower both directors and officers to best exercise their business judgment in furtherance of stockholder interests. We expect our peers and other companies with whom we compete for officer talent to adopt exculpation clauses that limit the personal liability of officers in their certificates of incorporation, and we believe failing to adopt the proposed Officer Exculpation Charter Amendment could impact our recruitment and retention of exceptional officer candidates that conclude that the potential exposure to liabilities, costs of defense and other risks of proceedings exceeds the benefits of serving as an officer of the Company.

For the reasons stated above, on April 16, 2024, the Board determined that the proposed amendment is advisable and in the best interest of our Company and our stockholders and authorized and approved, subject to stockholder approval, the proposed amendment and directed that it be considered for approval by our stockholders at the 2024 Annual Meeting. The Board believes the proposed amendment would better position us to attract top officer candidates and retain our current officers and enable our officers to exercise their business judgment in furtherance of the interests of our stockholders without the potential for distraction posed by the risk of personal liability. Additionally, it would align the protections for our officers with those protections currently afforded to our directors, although it would not eliminate officers’ monetary liability for breach of fiduciary duty claims brought by the corporation itself or for derivative claims brought by stockholders in the name of the Company.

The proposed amendment is not being proposed in response to any specific resignation, threat of resignation or refusal to serve by any of our officers.

Timing and Effect of the Proposed Amendment

If the proposed amendment is approved by our stockholders, it would become effective immediately upon the filing of the Officer Exculpation Certificate of Amendment with the Secretary of State of the State of Delaware, which we would expect to file promptly after the 2024 Annual Meeting. After effectiveness of the amendment, the new officer exculpation provision would apply only with respect to acts or omissions by our officers occurring after the date of such filing. If the proposed Officer Exculpation Charter Amendment is not approved by our stockholders, our Certificate of Incorporation would remain unchanged.

In accordance with the DGCL, the Board may elect to abandon the proposed amendment without further action by our stockholders at any time prior to the effectiveness of the filing of the Officer Exculpation Certificate of Amendment with the Secretary of State of the State of Delaware, notwithstanding stockholder approval of the proposed Officer Exculpation Charter Amendment at the 2024 Annual Meeting.

Our Board unanimously recommends a vote in favor of the forgoing resolution by voting "For" this proposal.

STOCKHOLDER PROPOSALS OR NOMINATIONS TO BE PRESENTED AT NEXT ANNUAL MEETING

Pursuant to Rule 14a-8 under the Exchange Act, some stockholder proposals may be eligible for inclusion in our proxy statement for the 2025 annual meeting of stockholders (the “2025 Annual Meeting”). These stockholder proposals must be submitted, along with proof of ownership of our stock in accordance with Rule 14a-8(b)(2), to the Corporate Secretary at our principal executive offices no later than the close of business on December 30, 2024 (120 days prior to the anniversary of this year’s mailing date). Failure to deliver a proposal in accordance with these procedures may result in it not being deemed timely received.

Submitting a stockholder proposal does not guarantee that we will include it in our proxy statement. Our Governance Committee reviews all stockholder proposals and makes recommendations to the Board for actions on such proposals. For information on qualifications of Director nominees considered by our Governance committee, see the “Corporate Governance” section of this 2024 Proxy Statement.

In addition, our Bylaws provide that any stockholder intending to nominate a candidate for election to the Board or to propose any business at the 2025 Annual Meeting, other than non-binding proposals presented pursuant to Rule 14a-8 under the Exchange Act, must give notice to the Corporate Secretary at our principal executive offices, not earlier than the close of business on the 120th day nor later than the close of business on the 90th day prior to the first anniversary of the date of the preceding year’s annual meeting as first specified in the notice of meeting (without regard to any postponements or adjournments of such meeting after the notice was first given). The notice must include the information specified in our Bylaws, including information concerning the nominee or proposal, as the case may be, and information concerning the proposing or nominating stockholder’s ownership of and agreements related to our stock. If the 2025 Annual Meeting is held more than 30 days before or after (or more than 60 days after, in the case of director nominations) the first anniversary of the date of the 2024 Annual Meeting, the stockholder must submit notice of any such nomination and of any such proposal that is not made pursuant to Rule 14a-8 by the later of the 90th day prior to the 2025 Annual Meeting or the 10th day following the date on which public announcement of the date of such meeting is first made. We will not entertain any proposals or nominations at the meeting that do not meet the requirements set forth in our Bylaws. If the stockholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act, we may exercise discretionary voting under proxies that we solicit to vote in accordance with our best judgment on any stockholder proposal or nomination. Our Bylaws are posted on the “Investors - Corporate Governance” page of our website at www.nv5.com. To make a submission or request a copy of our Bylaws, stockholders should contact our Corporate Secretary. We strongly encourage stockholders to seek advice from knowledgeable counsel before submitting a proposal or a nomination.

TRANSACTION OF OTHER BUSINESS

As of the date of this 2024 Proxy Statement, the Board knows of no other business that will be conducted at the 2024 Annual Meeting other than as described in this 2024 Proxy Statement. If any other matter or matters are properly brought before the meeting or any adjournment or postponement of the meeting, it is the intention of the persons named in the accompanying proxy to vote the proxy on such matters in accordance with their best judgment.

STOCKHOLDERS SHARING THE SAME LAST NAME AND ADDRESS

To reduce the expense of delivering duplicate proxy materials to stockholders who may have more than one account holding the Company’s stock but sharing the same address, we have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain stockholders of record who have the same address and last name, and who do not participate in electronic delivery of proxy materials, will receive only one copy of our proxy materials and, as applicable, any additional proxy materials that are delivered until such time as one or more of these stockholders notifies us that they want to receive separate copies. This procedure reduces duplicate mailings and saves printing costs and postage fees, as well as natural resources. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If you receive a single set of proxy materials as a result of householding, and you would like to have separate copies of our proxy materials mailed to you, please submit a request to our Corporate Secretary, and we will promptly send you what you have requested. However, please note that if you want to receive a paper proxy or voting instruction form or other proxy materials for purposes of this year’s 2024 Annual Meeting, you should follow the instructions included in the proxy materials that were sent to you. You can also contact our Corporate Secretary at (954) 495-2112 if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future, or if you would like to opt out of householding for future mailings.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K AND 2023 ANNUAL REPORT TO STOCKHOLDERS

The Company is required to provide a copy of the 2023 Annual Report to stockholders who receive this 2024 Proxy Statement. The Company will also provide copies of the 2023 Annual Report to brokers, dealers, banks, voting trustees and their nominees for the benefit of their beneficial owners of record. Additional copies of the 2023 Annual Report, along with copies of the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2023 (not including documents incorporated by reference) are available, without charge, to stockholders upon written request to the Company as follows:

NV5 Global, Inc.
Attention: Corporate Secretary
200 South Park Road, Suite 350
Hollywood, Florida 33021

You may view the Company’s filings with the SEC and the proxy materials by visiting the Company’s website at www.nv5.com on the “SEC Filings” and “Annual Reports” sections of the “Investors” page.

By order of the Board of Directors

/s/ MaryJo O’Brien

MaryJo O’Brien
Corporate Secretary

April 29, 2024

APPENDIX A
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in thousands)

This 2024 Proxy Statement includes references to the Company's non-GAAP financial measure adjusted earnings before interest, taxes, depreciation, and amortization ("Adjusted EBITDA"). Adjusted EBITDA reflects adjustments to EBITDA to eliminate stock-based compensation expense and acquisition-related costs. Management believes Adjusted EBITDA, in addition to operating profit, net income, and other GAAP measures, is a useful indicator of our financial performance and our ability to generate cash flows from operations that are available for taxes, capital expenditures, and debt service. In addition, the Compensation Committee believes Adjusted EBITDA is an appropriate measure for use in connection with the Company's annual equity incentive awards. A reconciliation of net income, as reported in accordance with GAAP, to Adjusted EBITDA is provided below.

RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA

		Fiscal Year Ended
		December 30, 2023	December 31, 2022	January 1, 2022	January 2, 2021
Net Income		$44,613	$49,973	$47,147	$21,018
Add:	Interest expense	12,970	3,808	6,239	15,181
	Income tax expense	3,597	12,401	14,958	7,950
	Depreciation and amortization	58,020	44,063	44,971	45,488
	Stock-based compensation	22,379	19,326	16,301	14,955
	Acquisition-related costs*	(3,706)	5,612	3,274	856
Adjusted EBITDA		$137,873	$135,183	$132,890	$105,448

* Acquisition-related costs include contingent consideration fair value adjustments.

APPENDIX B
CERTIFICATE OF AMENDMENT
OF THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
NV5 GLOBAL, INC.

It is hereby certified that:

1. The name of the corporation is NV5 Global, Inc. (the “Corporation”), a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”).

2. The Board of Directors of the Corporation (the “Board of Directors”), effective April 16, 2024, duly adopted resolutions setting forth a proposed amendment of the Amended and Restated Certificate of Incorporation of the Corporation, as amended, declaring said amendment to be advisable and proposing that said amendment be submitted to the stockholders of the Corporation for their consideration and approval. The resolution setting forth the proposed amendment is substantially as follows:

RESOLVED, FURTHER, that the Board of Directors hereby approves, subject to approval by the Corporation’s stockholders, an amendment to the Corporation’s Amended and Restated Certification of Incorporation, as amended, inserting a new Article X thereof stating in its entirety as follows:

ARTICLE X

To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, an officer of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as an officer; provided, however, that the foregoing shall not eliminate or limit the liability of an officer (i) for any breach of the officer’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for any transaction from which the officer derived an improper personal benefit, or (iv) in any action by or in the right of the Corporation. If the General Corporation Law of the State of Delaware is hereafter amended to permit further elimination or limitation of the personal liability of officers, then the liability of an officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware as so amended. Any repeal or modification of this Article X, or the adoption of any provision of this Amended and Restated Certificate of Incorporation, as amended, inconsistent therewith, by the stockholders of the Corporation or otherwise shall not adversely affect any right or protection of an officer of the Corporation existing at the time of such repeal, modification or adoption of an inconsistent provision. For purposes of this Article X, “officer” shall have the meaning provided in Section 102(b)(7) of the General Corporation Law of the State of Delaware as the same exists or may be hereafter be amended.

3. The amendment of the Certificate of Incorporation herein certified has been duly adopted by the Board of Directors and the stockholders of the Corporation in accordance with the provisions of Section 242 of the DGCL.

4. All other provisions of the Amended and Restated Certificate of Incorporation, as amended, of the Corporation not specifically modified, amended and/or superseded by the foregoing amendment shall remain in full force and effect.

5. The foregoing amendment shall become effective immediately upon filing.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by its duly authorized officer this __th day of June, 2024.

NV5 GLOBAL, INC.

By:	/s/ Richard Tong
Name: Title:	Richard Tong Executive Vice President and General Counsel

NV5

VOTE

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Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 12:00am, local time, on June 18, 2024.

Online
Go to **www.envisionreports.com/NVEE** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/NVEE

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3 AND 4.

	For	Withhold		For	Withhold		For	Withhold
01 - Dickerson Wright	☐	☐	02 - Richard Tong	☐	☐	03 - MaryJo E. O'Brien	☐	☐
04 - William D. Pruitt	☐	☐	05 - Francois Tardan	☐	☐	06 - Denise Dickins	☐	☐
07 - Brian C. Freckmann	☐	☐						

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appear hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

This Proxy Statement and our Annual Report on Form 10-K for the Year Ended December 30, 2023 are available at www.edocumentview.com/NVEE

Small steps make an impact.
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▼ **IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

Proxy — NV5 Global, Inc.

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 18, 2024

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Mr. Dickerson Wright and Mr. Richard Tong, each with power of substitution, are hereby authorized to vote all shares of common stock which the undersigned would be entitled to vote at the Annual Meeting of Stockholders of NV5 Global, Inc. to be held on Tuesday, June 18, 2024, or any postponements or adjournments thereof, as indicated on the reverse side.

The undersigned also appoints the proxies to vote, in their discretion, upon such other business as may properly come before the Annual Meeting or any adjournments thereof.

All of the above as set forth in the proxy statement, dated April 29, 2024. Receipt of the proxy statement and Annual Report on Form 10-K for the year ended December 30, 2023 is hereby acknowledged.

The shares represented by this proxy will be voted on Proposals 1, 2, 3 and 4 as directed by the stockholder, but if no direction is indicated, will be voted **FOR** Proposals 1, 2, 3 and 4.

Please date, sign and mail this proxy in the enclosed envelope, which requires no postage if mailed in the United States.

(Continued and to be signed on the reverse side)

C Non-Voting Items

Change of Address — Please print new address below.